Exhibit 99.1

For further information: Paula Waters, VP, Investor Relations 504/576-4380 pwater1@entergy.com
INVESTOR NEWS

July 29, 2014

ENTERGY REPORTS SECOND QUARTER EARNINGS

Improved EWC fleet performance and industrial sales growth at Utility highlight quarter

NEW ORLEANS – Entergy Corporation (NYSE: ETR) today reported earnings per share of $1.05 on an as-reported basis and $1.11 on an operational basis for second quarter 2014. Operational earnings per share were 10 percent higher than the same quarter a year ago. See Table 1. More detail on quarterly results can be found beginning on page 2.

“Our focus on operational excellence allowed us to continue to deliver on our commitments in the second quarter. At the Utility, we saw strong quarter-over-quarter industrial sales growth of 5.3 percent, and at Entergy Wholesale Commodities, solid performance was driven largely by improved fleet operations and no refueling outages, which allowed us to provide extended periods of uninterrupted power to the market,” said Entergy Chairman and Chief Executive Officer Leo Denault. “These results are further evidence of the progress we’ve made on many fronts over the past 18 months. The state of Entergy’s business is strong.”

Table 1: Consolidated Earnings – Reconciliation of GAAP to Non-GAAP Measures
Second Quarter and Year-to-Date 2014 vs. 2013
(Per share in U.S. $)
	Second Quarter			Year-to-Date
	2014	2013	Change	2014	2013	Change
As-Reported Earnings	1.05	0.92	0.13	3.29	1.82	1.47
Less Special Items	(0.06)	(0.09)	0.03	(0.11)	(0.13)	0.02
Operational Earnings	1.11	1.01	0.10	3.40	1.95	1.45
Weather Impact	(0.05)	(0.02)	(0.03)	0.13	(0.12)	0.25

Operational Earnings Highlights for Second Quarter 2014
•	EWC earnings increased, driven by higher net revenue and partially offset by higher income tax and depreciation expenses.
•	Utility results were essentially flat. Higher net revenue and lower non-fuel O&M expense were offset by higher depreciation expense and a higher effective income tax rate.
•	Parent & Other results matched the prior period.

Other business highlights for the quarter included the following:
•	River Bend was rated in the “excellence” category as compared to peers.
•	Since June, the Utility has signed economic development projects totaling approximately 100 megawatts.
•	J.D. Power’s 2014 satisfaction study of electric utility residential customers results show that all Entergy utility operating companies improved their performance by several points over last year.
•	Corporate Responsibility Magazine named Entergy one of America’s 100 Best Corporate Citizens.

A teleconference will be held at 10 a.m. CDT on Tuesday, July 29, 2014, to discuss Entergy’s second quarter 2014 earnings announcement and the company’s financial performance. The teleconference may be accessed by visiting Entergy’s website at www.entergy.com or by dialing (719) 325-2115, confirmation code 6761108, no more than 15 minutes prior to the start of the call. The presentation slides are also on Entergy’s website concurrent with this release, which was issued before market open on the day of the call. A replay of the teleconference will be available on Entergy’s website at www.entergy.com and by telephone. The telephone replay will be available through noon CDT on Tuesday, Aug. 5, 2014, by dialing (719) 457-0820, confirmation code 6761108. This release and presentation slides are also available on the Entergy Investor Relations mobile web app at enter.gy/ir.

I.	Consolidated Results

Consolidated Earnings

Table 2 provides a comparative summary of consolidated earnings per share for second quarter 2014 versus 2013, including a reconciliation of GAAP as-reported earnings to non-GAAP operational earnings. A detailed discussion of the factors driving quarterly results at each business segment follows.

Table 2: Consolidated Earnings – Reconciliation of GAAP to Non-GAAP Measures Second Quarter and Year-to-Date 2014 vs. 2013 (see Appendix C for definitions of certain measures)
(Per share in U.S. $)
	Second Quarter			Year-to-Date
	2014	2013	Change	2014	2013	Change
As-Reported
Utility	1.15	1.10	0.05	2.28	1.79	0.49
EWC	0.14	0.06	0.08	1.49	0.52	0.97
Parent & Other	(0.24)	(0.24)	-	(0.48)	(0.49)	0.01
Consolidated As-Reported Earnings	1.05	0.92	0.13	3.29	1.82	1.47

Less Special Items
Utility	(0.02)	(0.08)	0.06	(0.03)	(0.12)	0.09
EWC	(0.04)	(0.01)	(0.03)	(0.08)	(0.01)	(0.07)
Parent & Other	-	-	-	-	-	-
Consolidated Special Items	(0.06)	(0.09)	0.03	(0.11)	(0.13)	0.02

Operational
Utility	1.17	1.18	(0.01)	2.31	1.91	0.40
EWC	0.18	0.07	0.11	1.57	0.53	1.04
Parent & Other	(0.24)	(0.24)	-	(0.48)	(0.49)	0.01
Consolidated Operational Earnings	1.11	1.01	0.10	3.40	1.95	1.45
Weather Impact	(0.05)	(0.02)	(0.03)	0.13	(0.12)	0.25

Detailed earnings variance analyses are included in Appendix A-1 and Appendix A-2 to this release. In addition, Appendix A-3 provides details of special items shown in Table 2 above.

Consolidated Operating Cash Flow

Entergy’s operating cash flow in second quarter 2014 was $761 million compared to $572 million in second quarter 2013. The quarter-over-quarter increase was driven primarily by:
•	Higher EWC net revenue,
•	Lower income tax payments (intercompany income tax payments contributed to the line of business variances, but netted to a smaller number at the consolidated level) and
•	Non-capital spending in second quarter 2013 related to ANO recovery from the stator drop incident

These increases were partially offset by higher pension contributions as well as the second quarter 2013 receipt of proceeds from the DOE resulting from litigation regarding storage of spent nuclear fuel.

Table 3 provides the components of operating cash flow contributed by each business with current quarter and year-to-date comparisons.

Table 3: Consolidated Operating Cash Flow
Second Quarter and Year-to-Date 2014 vs. 2013
(U.S. $ in millions)
	Second Quarter			Year-to-Date
	2014	2013	Change	2014	2013	Change
Utility	599	12	587	1,004	381	623
EWC	225	80	145	649	315	334
Parent & Other	(63)	480	(543)	(124)	420	(544)
Total Operating Cash Flow	761	572	189	1,529	1,116	413

Totals may not foot due to rounding.

II.	Utility

In second quarter 2014, Utility earnings were $1.15 per share on an as-reported basis and $1.17 per share on an operational basis, compared to as-reported earnings per share of $1.10 and operational earnings per share of $1.18 in second quarter 2013. Higher net revenue and lower non-fuel O&M expense were offset by higher depreciation expense and a higher effective income tax rate.

The increase in Utility net revenue was driven largely by pricing adjustments from recent rate actions. The contribution attributable to volume was slightly negative. Higher weather-adjusted billed sales volume, particularly sales to industrial customers, was offset by the effects of weather, including milder weather in late June 2014 reflected in the unbilled period.

Billed retail sales increased 2.6 percent on a weather-adjusted basis. The increase was attributable largely to 5.3 percent growth in the industrial customer class. The industrial increase was led by the refining, chemicals and small industrial segments and was aided by expansions. Growth in ETI and EGSL service areas accounted for approximately 85 percent of the total industrial quarter-over-quarter increase.

Retail electric sales in billed GWhs by customer class are summarized in Table 4. Second quarter 2014 sales reflected the following:
•	Residential sales, on a weather-adjusted basis, increased 0.2 percent compared to second quarter 2013.
•	Weather-adjusted commercial and governmental sales increased 1.4 percent quarter over quarter.
•	Industrial sales in the second quarter increased 5.3 percent compared to the same quarter of 2013.

Utility non-fuel O&M was lower than the same quarter a year ago. The decrease reflected lower compensation and benefits costs from fewer employees and lower post-retirement benefit costs.

Table 4 also provides a comparative summary of Utility operational performance measures.

Table 4: Utility Operational Performance Measures
Second Quarter and Year-to-Date 2014 vs. 2013 (see Appendix C for definitions of certain measures)

	Second Quarter				Year-to-Date
	2014	2013	% Change	% Weather Adjusted	2014	2013	% Change	% Weather Adjusted
GWh billed
Residential	7,266	7,377	(1.5)%	0.2%	17,293	15,721	10.0%	1.1%
Commercial and governmental	7,349	7,267	1.1%	1.4%	14,733	14,272	3.2%	1.7%
Industrial	10,902	10,357	5.3%	5.3%	21,015	20,225	3.9%	3.9%
Total Retail Sales	25,517	25,001	2.1%	2.6%	53,041	50,218	5.6%	2.4%
Wholesale	2,048	590	247.1%		4,282	1,219	251.3%
Total Sales	27,565	25,591	7.7%		57,323	51,437	11.4%
Non-fuel O&M per MWh (a)	$21.00	$23.44	(10.4)%		$19.20	$22.22	(13.6)%
Number of electric retail customers
Residential					2,405,182	2,395,491	0.4%
Commercial and governmental					362,175	358,709	1.0%
Industrial					45,071	44,041	2.3%
Total Retail Customers					2,812,428	2,798,241	0.5%

(a)
Second quarter and year-to-date 2013 excluded the special item associated with the proposed spin-merge of the transmission business. Second quarter and year-to-date 2013 and 2014 excluded the special item for HCM implementation expenses.

See webcast presentation appendix slides for information on select regulatory cases.

III.	EWC

EWC operational adjusted EBITDA was $145 million in second quarter 2014, compared to $61 million in the same period a year ago, as shown in Table 5.

Table 5: EWC Operational Adjusted EBITDA – Reconciliation of GAAP to Non-GAAP Measures
Second Quarter and Year-to-Date 2014 vs. 2013 (see Appendix C for definitions of certain measures)
($ in millions)
	Second Quarter			Year-to-Date
	2014	2013	Change	2014	2013	Change
Net income	26	12	14	269	94	175
Add back: interest expense	3	4	(1)	8	7	1
Add back: income tax expense	20	(15)	35	138	42	96
Add back: depreciation and amortization	71	50	21	141	100	41
Subtract: interest and investment income	22	22	-	48	51	(3)
Add back: decommissioning expense	35	30	5	69	61	8
Adjusted EBITDA	133	59	74	577	253	324
Add back: special item for HCM implementation expenses (pre-tax)	1	2	(1)	2	2	-
Add back: special item resulting from the decision to close VY (pre-tax)	11	-	11	21	-	21
Operational adjusted EBITDA	145	61	84	600	255	345

 Totals may not foot due to rounding.

The quarter-over-quarter increase was attributable to net revenue. EWC’s nuclear fleet capacity factor improved on no refueling outages in second quarter 2014 as well as 37 fewer unplanned outage days. Higher realized price, driven by improved Northeast capacity prices, also contributed to the net revenue increase. The realized price for EWC’s nuclear fleet was approximately $50 per MWh in the second quarter of this year, compared to $46.40 in the comparable quarter a year ago.

Contribution to second quarter 2014 operational adjusted EBITDA from VY, scheduled to be closed later this year at the end of its current operating cycle, was approximately $12 million.

EWC as-reported earnings were $0.14 per share and operational earnings were $0.18 per share for second quarter 2014, compared to second quarter 2013 earnings of $0.06 per share on an as-reported basis and $0.07 per share on an operational basis. The increase in operational earnings was driven by higher operational adjusted EBITDA. The increase was partially offset by higher depreciation and income tax expenses.

Table 6 provides a comparative summary of EWC operational performance measures.

Table 6: EWC Operational Performance Measures
Second Quarter and Year-to-Date 2014 vs. 2013 (see Appendix C for definitions of certain measures)

	Second Quarter			Year-to-Date
	2014	2013	% Change	2014	2013	% Change
Owned capacity (MW) (b)	6,068	6,612	(8.2)%	6,068	6,612	(8.2)%
GWh billed	11,533	11,172	3.2%	21,547	21,559	(0.1)%
Net revenue ($ millions)	471	383	23.0%	1,219	876	39.2%
Average realized revenue per MWh	$49.75	$47.36	5.0%	$68.77	$52.80	30.2%
Non-fuel O&M per MWh (c)	$24.99	$25.69	(2.7)%	$25.23	$25.46	(0.9)%

EWC Nuclear Fleet
Capacity factor	95%	82%	15.9%	89%	82%	8.5%
GWh billed	10,588	9,789	8.2%	19,667	19,035	3.3%
Average realized revenue per MWh	$49.79	$46.40	7.3%	$67.83	$51.95	30.6%
Production cost per MWh (c)	$25.88	$29.16	(11.2)%	$26.11	$27.54	(5.2)%
Refueling outage days
IP2	-	-		24	-
IP3	-	-		-	28
Palisades	-	-		56	-
Pilgrim	-	45		-	45
VY	-	5		-	27

(b)	Second quarter and year-to-date 2014 were lower due to the retirement of R.E. Ritchie Unit 2 (gas/oil) plant in November 2013 (544 MW).
(c)
Second quarter and year-to-date 2013 and 2014 excluded the effect of the special item for HCM implementation expenses. Second quarter and year-to-date 2014 also excluded costs resulting from the decision to close VY.

Table 7 provides information on current forward capacity and generation contracts for EWC’s fleet. Positions that are no longer classified as hedges are netted in the percent of planned generation under contract. Table 7 also provides total energy and capacity revenue projections using market prices as of June 30, 2014. EWC uses a combination of forward physical and financial contracts, including swaps, collars, put and/or call options to manage certain risks of that business including forward commodity price, operational and liquidity risks. Certain hedge volumes have price downside and upside relative to market price movements. The contracted minimum, current expected value and sensitivities are provided to show potential variations. The sensitivities may not reflect the total upside potential from higher market prices. Information contained in Table 7 represents projections at a point in time and will vary over time based on numerous factors, such as future market prices, contracting activities and generation.

Table 7: EWC Capacity and Generation
Third Quarter 2014 through 2018 (see Appendix C for definitions of certain measures)
(Based on market prices as of June 30, 2014) (d)
	Balance of 2014	2015	2016	2017	2018
EWC Nuclear Portfolio
Energy
Planned TWh of generation	20	35	36	35	35
Percent of planned generation under contract
Unit-contingent	24%	28%	16%	14%	14%
Unit-contingent with availability guarantees	18%	15%	14%	15%	3%
Firm LD	60%	39%	10%	-	-
Offsetting positions	(25)%	-	-	-	-
Total	77%	82%	40%	29%	17%
Average revenue per MWh on contracted volumes
Minimum	$44	$45	$47	$51	$56
Expected based on current market prices	$49	$51	$51	$53	$56
Sensitivity: -/+ $10 per MWh market price change	$47 – $52	$48 – $53	$49 – $52	$53 – $54	$56

Capacity
Planned net MW in operation	5,011	4,406	4,406	4,406	4,406
Percent of capacity sold forward
Bundled capacity and energy contracts	15%	18%	18%	18%	18%
Capacity contracts	40%	15%	15%	16%	7%
Total	55%	33%	33%	34%	25%
Average revenue under contract per kW-month (applies to capacity contracts only)	$6.0	$3.2	$3.4	$5.6	$7.0

Total Nuclear Energy and Capacity Revenues
Expected sold and market total revenue per MWh	$57	$56	$54	$54	$56
Sensitivity: -/+ $10 per MWh market price change	$55 – $63	$52 – $60	$47 – $60	$47 – $62	$47 – $64

EWC Non-Nuclear Portfolio
Energy
Planned TWh of generation	4	6	6	6	6
Percent of planned generation under contract
Cost-based contracts	47%	36%	34%	33%	33%
Firm LD	9%	7%	7%	6%	7%
Total (e)	56%	43%	41%	39%	40%

Capacity
Planned net MW in operation	1,052	1,052	1,052	977	977
Percent of capacity sold forward
Cost-based contracts	30%	24%	24%	26%	26%
Bundled capacity and energy contracts	9%	8%	8%	8%	8%
Capacity contracts	44%	53%	53%	56%	24%
Total	83%	85%	85%	90%	58%

Total Non-Nuclear Net Revenue
Expected portfolio net revenue in $ millions	$49	$79	$89	$110	$121

(d)
Assumes shutdown of VY in fourth quarter 2014 and uninterrupted normal operation at the remaining nuclear plants. NRC license renewal applications are in process for both Indian Point units; at midnight on 9/28/13, IP2 entered the period of extended operations under its current license and the current license for IP3 expires 12/12/15.

(e)	The percentage sold assumes completion of the necessary transmission upgrades required for the approved transmission rights.

IV.	Parent & Other

Parent & Other reported a loss of $(0.24) per share on an as-reported and operational basis for second quarter 2014 and second quarter 2013. No line items were individually significant.

V.	2014 Earnings Guidance

Entergy affirmed its previously issued 2014 operational earnings guidance to be in the range of $5.55 to $6.75 per share. Because 2014 operational earnings per share are expected to be within the established range, the company is not repeating guidance details previously provided.

Operational earnings guidance for 2014 should be considered in association with earnings sensitivities as shown in Table 8. These sensitivities illustrate the estimated change in operational earnings per share resulting from changes in various revenue and expense drivers. Traditionally, the most significant variables for earnings drivers are retail sales for the Utility and energy prices for EWC.

Estimated annual impacts shown in Table 8 are intended to be indicative rather than precise guidance.

Table 8: 2014 Earnings Sensitivities
(Per share in U.S. $) – Updated April 2014
Variable	2014 Revised Guidance Assumption	Description of Change	Estimated Annual Impact
Utility
Retail sales growth Residential Commercial/Governmental Industrial	Around 1.9% retail sales growth on a weather adjusted basis, 0.6% excluding industrial expansions	1% change in Residential MWh sold 1% change in Comm/Govt MWh sold 1% change in Industrial MWh sold	-/+ 0.05 -/+ 0.04 -/+ 0.02
Rate base	Growing rate base	$100 million change in rate base	-/+0.03
ROE	Authorized regulatory ROEs	100 basis point change in allowed ROE	-/+ 0.44
Non-fuel O&M	Lower due to HCM and compensation and benefits costs, partially offset by other increases	1% change in expense	+/- 0.08
EWC
Nuclear capacity factor	90% capacity factor	1% change in capacity factor	-/+ 0.06
EWC revenue (energy)	$54/MWh nuclear revenue; Non-nuclear net revenue	$10/MWh market price change	(0.46)/+ 0.51 (f)
EWC revenue (capacity)	$5.7/kW-month average capacity price on 45% unsold nuclear capacity (including VY)	$0.50/kW-month change in capacity price on nuclear capacity	-/+ 0.03 (f)
Total non-fuel O&M	Lower due to HCM, compensation and benefits costs and the sale of District Energy, partially offset by other increases	1% change in expense	+/- 0.04
Nuclear Outage (lost revenue only)	90% capacity factor, including refueling outages for three EWC nuclear units	1,000 MW plant for 10 days at average portfolio energy price of $47/MWh for contracted volumes and $39/MWh for unsold volumes in 2014 (assuming no resupply option exercise)	(0.03)/n/a
Consolidated
Interest expense	Higher debt outstanding balances	1% change in interest rate on $1 billion debt	+/- 0.03
Pension and other postretirement costs (expense portion only)	Discount rate of 4.36%	0.25% change	-/+ 0.07
Effective income tax rate	37% effective income tax rate	1% change in overall effective income tax rate	+/- 0.10

(f)	Reflects price sensitivity for the second through fourth quarters of 2014.

VI.	Three-Year Financial Outlook

Table 9 summarizes the current three-year financial outlook for 2014 through 2016.

Table 9: Three-year Financial Outlook (see Appendix C for definitions of certain measures)
As of July 2014
Category	Financial Outlook	Assumption
Utility	Operational net income
Operational net income outlook of $1 billion to $1.050 billion by 2016, or 5 to 7 percent CAGR off 2013 base, through a combination of rate base growth and ROE improvement. Three major aspects of the Utility growth strategy which support the outlook, include:
• Productive investment to meet existing and potential demand growth as well as reliability improvements,
• Unique economic development opportunity driving 3.5 to 3.75 percent retail sales growth (CAGR off 2013 weather-adjusted results) to support rate stability and help fund productive investment and
• Ongoing engagement and collaboration with regulators on initiatives to benefit customers.

EWC	Operational adjusted EBITDA
EWC operational adjusted EBITDA estimates will experience volatility based on commodity market activities at specific points in time. The EWC strategy is to preserve optionality and manage risks in that business. Cornerstones of that strategy include:
• Operational excellence and disciplined cost management,
• Robust hedging strategy to position the business to take advantage of price volatility,
• Continued pursuit of fair and competitive wholesale markets that provide proper compensation for needed plants and
• Ongoing efforts to educate parties on Indian Point’s critical role in the community and to continue along multiple paths to advocate for continued operations at that plant.

Parent & Other	Operational earnings per share
Operational earnings per share outlook of $(1.10) to $(1.20) in 2016. Key drivers include level of borrowings as well cost of debt, level of affiliate preferred investments and effective income tax rate.

Entergy	Operational earnings per share
Entergy continues to reasonably believe that the company can achieve consolidated operational earnings per share growth of 2 to 4 percent CAGR by 2016 (2013 base year), based on factors described above and assuming realization of Entergy’s POV on market power prices.

VII.	Appendices

Four appendices are presented in this section as follows:

•	Appendix A includes earnings per share variance analysis and detail on special items that relate to the current quarter and year-to-date results.
•	Appendix B provides financial metrics for both current and historical periods. In addition, historical financial and operating performance metrics are included for the trailing eight quarters.
•
Appendix C provides definitions of the operational performance measures, GAAP and non-GAAP financial measures and abbreviations or acronyms that are used in this release and accompanying webcast presentation.

•	Appendix D provides a reconciliation of GAAP to non-GAAP financial measures used in this release.

A.	Variance Analysis and Special Items

Appendix A-1 and Appendix A-2 provide details of second quarter and year-to-date 2014 versus 2013 as-reported and operational earnings variance analysis for Utility, EWC, Parent & Other and Consolidated.

Appendix A-1: As-Reported and Operational Earnings Per Share Variance Analysis
Second Quarter 2014 vs. 2013
(Per share in U.S. $, sorted in consolidated operational column, most to least favorable)

	Utility			EWC			Parent & Other		Consolidated
	As- Reported	Opera- tional		As- Reported	Opera- tional		As- Reported	Opera- tional	As- Reported	Opera- tional
2013 earnings	1.10	1.18		0.06	0.07		(0.24)	(0.24)	0.92	1.01
Net revenue	0.16	0.16	(g)	0.30	0.30	(h)	(0.01)	(0.01)	0.45	0.45
Other O&M	0.13	0.07	(i)	(0.02)	0.01		0.02	0.02	0.13	0.10
Nuclear refueling outage expense	0.01	0.01		(0.01)	(0.01)		-	-	-	-
Share effect	(0.01)	(0.01)		-	-		-	-	(0.01)	(0.01)
Taxes other than income taxes	(0.02)	(0.02)		-	-		-	-	(0.02)	(0.02)
Decommissioning expense	(0.01)	(0.01)		(0.02)	(0.02)		-	-	(0.03)	(0.03)
Interest expense and other charges	(0.02)	(0.02)		-	-		(0.01)	(0.01)	(0.03)	(0.03)
Other income (deductions) – other	(0.06)	(0.06)	(j)	(0.01)	(0.01)		-	-	(0.07)	(0.07)
Depreciation/ amortization expense	(0.05)	(0.05)	(k)	(0.07)	(0.07)	(l)	-	-	(0.12)	(0.12)
Income taxes – other	(0.08)	(0.08)	(m)	(0.09)	(0.09)	(n)	-	-	(0.17)	(0.17)
2014 earnings	1.15	1.17		0.14	0.18		(0.24)	(0.24)	1.05	1.11

Appendix A-2: As-Reported and Operational Earnings Per Share Variance Analysis
Year-to-Date 2014 vs. 2013
(Per share in U.S. $, sorted in consolidated operational column, most to least favorable)

	Utility			EWC			Parent & Other		Consolidated
	As- Reported	Opera- tional		As- Reported	Opera- tional		As- Reported	Opera- tional	As- Reported	Opera- tional
2013 earnings	1.79	1.91		0.52	0.53		(0.49)	(0.49)	1.82	1.95
Net revenue	0.55	0.55	(g)	1.18	1.18	(h)	(0.02)	(0.02)	1.71	1.71
Other O&M	0.22	0.13	(i)	(0.03)	0.03		0.01	0.01	0.20	0.17
Preferred dividend requirements	-	-		(0.01)	(0.01)		0.01	0.01	-	-
Nuclear refueling outage expense	0.01	0.01		(0.01)	(0.01)		-	-	-	-
Income taxes – other	(0.08)	(0.08)	(m)	0.05	0.05	(n)	0.02	0.02	(0.01)	(0.01)
Share effect	(0.01)	(0.01)		(0.01)	(0.01)		-	-	(0.02)	(0.02)
Taxes other than income taxes	(0.03)	(0.03)		(0.01)	-		-	-	(0.04)	(0.03)
Decommissioning expense	(0.02)	(0.02)		(0.03)	(0.03)		-	-	(0.05)	(0.05)
Interest expense and other charges	(0.04)	(0.04)		(0.01)	(0.01)		-	-	(0.05)	(0.05)
Other income (deductions) – other	(0.04)	(0.04)		(0.01)	(0.01)		(0.01)	(0.01)	(0.06)	(0.06)
Depreciation/ amortization expense	(0.07)	(0.07)	(k)	(0.14)	(0.14)	(l)	-	-	(0.21)	(0.21)
2014 earnings	2.28	2.31		1.49	1.57		(0.48)	(0.48)	3.29	3.40

(g)
The current quarter and year-to-date increases reflected pricing adjustments from recent rate actions. A portion of the increase was for recovery of costs outside of net revenue, and a portion was attributable to higher regulatory credits from lower realized income on decommissioning trust fund investments (offset in interest and investment income). For the quarter, the effect from volume was slightly negative as higher weather-adjusted billed sales were offset by the impact of weather including the effects of weather in the unbilled period. Favorable weather in first quarter 2014 compared to unfavorable weather in the comparable period last year contributed to the year-to-date net revenue increase.

Utility Net Revenue Variance Analysis 2014 vs. 2013 ($ EPS)
	Second Quarter	Year-to-Date
Weather	(0.03)	0.25
Sales growth/pricing	0.14	0.22
Other	0.05	0.08
Total	0.16	0.55
(h)
The quarterly and year-to-date increases reflected a higher nuclear capacity factor due to fewer refueling and unplanned outage days. The increases also reflected higher capacity prices for the EWC nuclear fleet. Higher realized price also reflected the effect of mark-to-market activity. Significantly higher energy prices for EWC’s northeast nuclear assets in first quarter 2014 also contributed to the year-to-date increase.

(i)
The increases in the current quarter and year-to-date periods included lower compensation and benefits expense due to fewer employees and lower post-retirement benefit costs. Lower fossil spending and second quarter 2013 expenses related to the generator stator incident at ANO also contributed to the increase. The increases were partially offset by higher storm accruals and energy efficiency spending (offset by net revenue increases). New MISO RTO administration fees also provided a partial offset. The as-reported increases also reflected 2013 expenses in connection with the planned spin-merge of the transmission business.

(j)	The current quarter decrease was due primarily to lower gains realized on Utility decommissioning trust investments mainly at EAI and EGSL (offset by higher net revenue).
(k)	The current quarter and year-to-date decreases were due to additions to plant in service as well as higher depreciation rates at EAI (offset in net revenue).
(l)	The quarter-over-quarter and year-to-date decreases were due to the effects of a new depreciation study as well as additions to plant in service.
(m)
Decreases in the current quarter and year-to-date were driven by higher interest reserves on uncertain tax positions compared to the same period a year ago and a state tax benefit in second quarter 2013.

(n)
The quarter-over-quarter decrease was due primarily to a state income tax benefit of approximately $17 million recorded in the second quarter last year. The year-to-date increase also reflected a change in New York law resulting in a reduction of deferred income taxes of approximately $21.5 million in first quarter 2014.

Appendix A-3 lists special items by business with quarter-to-quarter and year-to-date comparisons. Amounts are shown on both an earnings per share basis and a net income basis. Special items are those events that are not routine. Special items are included in as-reported earnings per share consistent with GAAP, but are excluded from operational earnings per share. As a result, operational earnings per share is considered a non-GAAP measure.

Appendix A-3: Special Items (shown as positive/(negative) impact on earnings)
Second Quarter and Year-to-Date 2014 vs. 2013
(Per share in U.S. $)
	Second Quarter			Year-to-Date
	2014	2013	Change	2014	2013	Change
Utility
Transmission business spin-merge expenses	-	(0.07)	0.07	-	(0.11)	0.11
HCM implementation expenses	(0.02)	(0.01)	(0.01)	(0.03)	(0.01)	(0.02)
Total Utility	(0.02)	(0.08)	0.06	(0.03)	(0.12)	0.09

EWC
Decision to close VY	(0.04)	-	(0.04)	(0.07)	-	(0.07)
HCM implementation expenses	-	(0.01)	0.01	(0.01)	(0.01)	-
Total EWC	(0.04)	(0.01)	(0.03)	(0.08)	(0.01)	(0.07)

Parent & Other	-	-	-	-	-	-

Total Special Items	(0.06)	(0.09)	0.03	(0.11)	(0.13)	0.02

(U.S. $ in millions)
	Second Quarter			Year-to-Date
	2014	2013	Change	2014	2013	Change
Utility
Transmission business spin-merge expenses	-	(12.2)	12.2	-	(18.4)	18.4
HCM implementation expenses	(3.5)	(2.7)	(0.8)	(5.8)	(2.7)	(3.1)
Total Utility	(3.5)	(14.9)	11.4	(5.8)	(21.1)	15.3

EWC
Decision to close VY	(6.9)	-	(6.9)	(12.7)	-	(12.7)
HCM implementation expenses	(0.6)	(1.1)	0.5	(1.3)	(1.1)	(0.2)
Total EWC	(7.5)	(1.1)	(6.4)	(14.0)	(1.1)	(12.9)

Parent & Other	-	-	-	-	-	-

Total Special Items	(11.0)	(16.0)	5.0	(19.8)	(22.2)	2.4

B.	Financial and Historical Performance Measures

Appendix B-1 provides comparative financial performance measures for the current quarter. Appendix B-2 provides historical financial and operating performance measures for the trailing eight quarters. Financial performance measures in both tables include those calculated and presented in accordance with GAAP, as well as those that are considered non-GAAP measures.

As-reported measures are computed in accordance with GAAP as they include all components of net income, including special items. Operational measures are non-GAAP measures as they are calculated using operational net income, which excludes the impact of special items. A reconciliation of operational measures to as-reported measures is provided in Appendix D.

Appendix B-1: GAAP and Non-GAAP Financial Performance Measures
Second Quarter 2014 vs. 2013 (see Appendix C for definitions of certain measures)

For 12 months ending June 30	2014	2013	Change
GAAP Measures
ROIC – as-reported	5.8%	5.9%	(0.1%)
ROE – as-reported	10.1%	10.5%	(0.4%)
Book value per share	$56.04	$52.03	$4.01
End of period shares outstanding (millions)	179.6	178.2	1.4

Non-GAAP Measures
ROIC – operational	6.8%	6.1%	0.7%
ROE – operational	12.6%	10.9%	1.7%

As of June 30 ($ in millions)	2014	2013	Change
GAAP Measures
Cash and cash equivalents	650	311	339
Revolver capacity	4,003	3,819	184
Commercial paper outstanding	909	947	(38)
Total debt	13,692	13,747	(55)
Securitization debt	832	927	(95)
Debt to capital ratio	56.9%	59.0%	(2.1%)
Off-balance sheet liabilities:
Debt of joint ventures – Entergy’s share	85	89	(4)
Leases – Entergy’s share	456	505	(49)
Total off-balance sheet liabilities	541	594	(53)

Non-GAAP Measures
Debt to capital ratio, excluding securitization debt	55.4%	57.3%	(1.9%)
Gross liquidity	4,653	4,130	523
Net debt to net capital ratio, excluding securitization debt	54.1%	56.7%	(2.6%)
Net debt to net capital ratio including off-balance sheet liabilities, excluding securitization debt	55.2%	57.8%	(2.6%)
Parent debt to total debt ratio, excluding securitization debt	20.2%	20.6%	(0.4%)
Debt to operational adjusted EBITDA , excluding securitization debt	3.5	4.1	(0.6)
Operational FFO to debt ratio, excluding securitization debt	28.9%	23.3%	5.6%

Appendix B-2: Historical Performance Measures (see Appendix C for definitions of certain measures)
	3Q12	4Q12	1Q13	2Q13	3Q13	4Q13	1Q14	2Q14	14YTD	13YTD
Financial
EPS – as-reported ($)	1.89	1.66	0.90	0.92	1.34	0.82	2.24	1.05	3.29	1.82
Less – special items ($)	(0.06)	(0.06)	(0.04)	(0.09)	(1.07)	(0.18)	(0.05)	(0.06)	(0.11)	(0.13)
EPS – operational ($)	1.95	1.72	0.94	1.01	2.41	1.00	2.29	1.11	3.40	1.95
Trailing twelve months
ROIC – as-reported (%)	4.8	5.5	6.9	5.9	5.5	4.7	5.7	5.8
ROIC – operational (%)	6.0	6.6	7.0	6.1	6.4	5.8	6.8	6.8
ROE – as-reported (%)	7.8	9.3	12.8	10.5	9.3	7.6	9.9	10.1
ROE – operational (%)	10.7	12.2	13.2	10.9	11.7	10.2	12.5	12.6
Debt to capital ratio (%)	57.7	58.7	58.7	59.0	58.4	57.9	57.5	56.9
Debt to capital ratio, excluding securitization debt (%)	55.7	56.9	56.9	57.3	56.7	56.3	55.9	55.4
Net debt to net capital ratio, excluding securitization debt (%)	54.1	55.8	56.3	56.7	56.0	54.8	54.1	54.1
Parent debt to total debt ratio, excluding securitization debt (%)	24.9	23.7	23.6	20.6	21.0	21.9	20.6	20.2
Debt to operational adjusted EBITDA , excluding securitization debt	4.0	4.1	4.0	4.1	4.1	4.1	3.7	3.5
Operational FFO to debt ratio, excluding securitization debt (%)	20.9	23.8	24.3	23.3	25.9	26.8	26.9	28.9
Utility
GWh billed
Residential	11,605	7,360	8,344	7,377	11,359	8,089	10,027	7,266	17,293	15,721
Commercial & Governmental	9,101	7,313	7,005	7,267	9,041	7,647	7,384	7,349	14,733	14,272
Industrial	10,748	10,067	9,868	10,357	11,038	10,389	10,113	10,902	21,015	20,225
Wholesale	833	798	630	590	667	1,133	2,234	2,048	4,282	1,219
Non-fuel O&M per MWh (o)	$16.66	$22.19	$21.02	$23.44	$18.15	$21.99	$17.53	$21.00	$19.20	$22.22
EWC
Owned Capacity in MW (p)	6,612	6,612	6,612	6,612	6,612	6,068	6,068	6,068	6,068	6,612
GWh billed	12,002	11,221	10,387	11,172	11,630	11,938	10,014	11,533	21,547	21,559
Net revenue ($ millions)	495	463	493	383	494	432	748	471	1,219	876
Operational adjusted EBITDA ($ millions)	185	161	194	61	165	133	455	145	600	255
Avg realized revenue per MWh	$51.88	$50.56	$58.66	$47.36	$53.22	$45.05	$90.68	$49.75	$68.77	$52.80
Non-fuel O&M per MWh (o)	$23.15	$23.52	$25.22	$25.69	$25.28	$25.10	$25.50	$24.99	$25.23	$25.46
EWC Nuclear Operational Measures
Capacity factor (%)	90	90	83	82	94	97	82	95	89	82
GWh billed	10,480	10,298	9,246	9,789	10,274	10,858	9,079	10,588	19,667	19,035
Avg realized revenue per MWh	$52.27	$49.88	$57.82	$46.40	$53.16	$44.15	$88.86	$49.79	$67.83	$51.95
Production cost per MWh (o)	$26.14	$26.18	$25.94	$29.16	$25.32	$25.37	$26.72	$25.88	$26.11	$27.54

(o)
Excludes effect of special items: the proposed spin-merge of the transmission business at Utility (2012 and 2013 quarterly periods and 2013 year-to-date), HCM implementation expenses at Utility and EWC (2013 second, third and fourth quarters and year-to-date; 2014 first and second quarters and year-to-date) and expenses resulting from the decision to close VY at EWC (2013 third and fourth quarters; 2014 first and second quarters and year-to-date).

(p)	Fourth quarter 2013 and first and second quarters and year-to-date 2014 were reduced due to the retirement of R.E. Ritchie Unit 2 (gas/oil) plant in November 2013 (544 MWs).

C.	Definitions

Appendix C provides definitions of certain operational performance measures, as well as GAAP and non-GAAP financial measures, all of which are referenced in this release. Non-GAAP measures are included in this release to provide metrics that remove the effect of financial events that are not routine, from commonly used financial metrics.

Appendix C: Definitions of Operational Performance Measures, GAAP and Non-GAAP Financial Measures and Abbreviations or Acronyms
Utility Operational Performance Measures
GWh billed	Total number of GWh billed to all retail and wholesale customers
Non-fuel O&M per MWh	Operation, maintenance and refueling expenses per MWh of billed sales, excluding fuel, fuel-related expenses, purchased power and special items
Number of retail customers	Number of customers at end of period
EWC Operational Performance Measures
Net revenue	Operating revenue less fuel, fuel related expenses and purchased power
Owned capacity (MW)
Installed capacity owned and operated by EWC, including investments in wind generation accounted for under the equity method of accounting; in November 2013, R.E. Ritchie Unit 2 (gas/oil) plant was retired (544 MWs)

GWh billed	Total number of GWh billed to customers, excluding investments in wind generation accounted for under the equity method of accounting and financially-settled instruments
Average realized revenue per MWh	As-reported revenue per MWh billed, excluding revenue from the amortization of the Palisades below-market PPA and/or investments in wind generation accounted for under the equity method of accounting
Non-fuel O&M per MWh
Operation, maintenance and refueling expenses per MWh billed, excluding fuel, fuel-related expenses and purchased power, special items and investments in wind generation accounted for under the equity method of accounting

Capacity factor	Normalized percentage of the period that the nuclear plants generate power
Production cost per MWh	Fuel and non-fuel O&M expenses according to accounting standards that directly relate to the production of electricity per MWh (based on net generation), excluding special items
Refueling outage days	Number of days lost for scheduled refueling outage during the period
Planned TWh of generation
Amount of output expected to be generated by EWC resources considering plant operating characteristics, outage schedules and expected market conditions which impact dispatch, assuming shutdown of VY in fourth quarter 2014, uninterrupted normal operation at the remaining nuclear plants and timely renewal of plant operating licenses; non-nuclear also includes purchases from affiliated and non-affiliated counterparties under long-term contracts and excludes energy and capacity from EWC’s wind investment accounted for under the equity method of accounting

Percent of planned generation under contract
Percent of planned generation output sold or purchased forward under contracts, forward physical contracts, forward financial contracts or options that mitigate price uncertainty that may or may not require regulatory approval or approval of transmission rights, or other conditions precedent; positions that are no longer classified as hedges are netted in the planned generation under contract

Unit-contingent	Transaction under which power is supplied from a specific generation asset; if the asset is not operating, seller is generally not liable to buyer for any damages
Unit-contingent with availability guarantees
Transaction under which power is supplied from a specific generation asset; if the asset is not operating, seller is generally not liable to buyer for any damages, unless the actual availability over a specified period of time is below an availability threshold specified in the contract

Firm LD
Transaction that requires receipt or delivery of energy at a specified delivery point (usually at a market hub not associated with a specific asset) or settles financially on notional quantities; if a party fails to deliver or receive energy, defaulting party must compensate the other party as specified in the contract; a portion of which may be capped through the use of risk management products

Offsetting positions	Transactions for the purchase of energy, generally to offset a Firm LD transaction
Cost-based contracts
Contracts priced in accordance with cost-based rates, a ratemaking concept used for the design and development of rate schedules to ensure that the filed rate schedules recover only the cost of providing the service; these contracts are on owned EWC resources located within Entergy’s utility service territory and were executed prior to EWC receiving market-based authority under MISO

Planned net MW in operation
Amount of installed capacity to generate power and/or sell capacity; non-nuclear also includes purchases from affiliated and non-affiliated counterparties under long-term contracts and excludes energy and capacity from EWC’s wind investment accounted for under the equity method of accounting

Percent of capacity sold forward	Percent of planned qualified capacity sold to mitigate price uncertainty under physical or financial transactions
Bundled capacity and energy contracts	A contract for the sale of installed capacity and related energy, priced per MWh sold
Capacity contracts	A contract for the sale of the installed capacity product in regional markets managed by ISO-NE, the NYISO and MISO

Appendix C: Definitions of Operational Performance Measures, GAAP and Non-GAAP Financial Measures and Abbreviations or Acronyms (continued)
EWC Operational Performance Measures (continued)
Average revenue per MWh on contracted volumes
Revenue on a per unit basis at which generation output reflected in contracts is expected to be sold to third parties (including offsetting positions) at the minimum contract prices and at forward market prices at a point in time, given existing contract or option exercise prices based on expected dispatch or capacity, excluding the revenue associated with the amortization of the below-market PPA for Palisades; revenue will fluctuate due to factors including market price changes affecting revenue received on puts, collars and call options, positive or negative basis differentials, option premiums and market prices at the time of option expiration, costs to convert firm LD to unit-contingent and other risk management costs; also, excludes payments owed under the value sharing agreements, if any

Average revenue under contract per kW per month (applies to capacity contracts only)	Revenue on a per unit basis at which capacity is expected to be sold to third parties, given existing contract prices and/or auction awards
Expected sold and market total revenue per MWh
Total energy and capacity revenue on a per unit basis at which total planned generation output and capacity is expected to be sold given contract terms and market prices at a point in time, including estimates for market price changes affecting revenue received on puts, collars and call options, positive or negative basis differentials, option premiums and market prices at time of option expiration, costs to convert Firm LD to unit-contingent and other risk management costs, divided by total planned MWh of generation, excluding the revenue associated with the amortization of the Palisades below-market PPA; also excludes payments owed under value sharing agreements, if any

Financial Measures – GAAP
ROIC – as-reported
12-months rolling net income attributable to Entergy Corporation or Subsidiary (Net Income) adjusted to include preferred dividends and tax-effected interest expense divided by average invested capital

ROE – as-reported	12-months rolling Net Income divided by average common equity
Book value per share	End of period common equity divided by end of period shares outstanding
Revolver capacity	Amount of undrawn capacity remaining on corporate and subsidiary revolvers
Total debt	Sum of short-term and long-term debt, notes payable and commercial paper and capital leases on the balance sheet
Debt of joint ventures – Entergy’s share	Entergy’s share of debt issued by business joint ventures at EWC
Leases – Entergy’s share	Operating leases held by subsidiaries capitalized at implicit interest rate
Debt to capital ratio	Total debt divided by total capitalization
Securitization debt
Debt associated with securitization bonds issued to recover storm costs from hurricanes Rita, Ike and Gustav at ETI; the 2009 ice storm at EAI; and investment recovery of costs associated with the cancelled Little Gypsy repowering project at ELL

Financial Measures – Non-GAAP
Operational earnings	As-reported Net Income adjusted to exclude the impact of special items
Adjusted EBITDA
Earnings before interest, income taxes, depreciation and amortization, and interest and investment income excluding decommissioning expense, and other than temporary impairment losses on decommissioning trust fund assets; for Entergy consolidated, also excludes AFUDC-equity funds and subtracts securitization proceeds.

Operational adjusted EBITDA	Adjusted EBITDA excluding effects of special items
ROIC – operational	12-months rolling operational Net Income adjusted to include preferred dividends and tax-effected interest expense divided by average invested capital
ROE – operational	12-months rolling operational Net Income divided by average common equity
Gross liquidity	Sum of cash and revolver capacity
Debt to capital ratio, excluding securitization debt	Total debt divided by total capitalization, excluding securitization debt
Net debt to net capital ratio, excluding securitization debt	Total debt less cash and cash equivalents divided by total capitalization less cash and cash equivalents, excluding securitization debt
Net debt to net capital ratio, including off-balance sheet liabilities, excluding securitization debt
Sum of total debt and off-balance sheet debt less cash and cash equivalents divided by sum of total capitalization and off-balance sheet debt less cash and cash equivalents, excluding securitization debt

Debt to EBITDA	End of period total debt excluding securitization debt divided by 12-months rolling operational adjusted EBITDA
FFO
Net cash flow provided by operations less AFUDC-borrowed funds, working capital items in operating cash flow (receivables, fuel inventory, accounts payable, prepaid taxes and taxes accrued, interest accrued and other working capital accounts) and securitization regulatory charge

Operational FFO	FFO excluding effects of special items
FFO to debt	12-months rolling operational FFO as a percentage of end of period total debt excluding securitization debt
Parent debt to total debt	End of period Entergy Corporation debt, including amounts drawn on credit revolver and commercial paper facilities, as a percent of total debt excluding securitization debt

Appendix C: Definitions of Operational Performance Measures, GAAP and Non-GAAP Financial Measures and Abbreviations or Acronyms (continued)
Abbreviations or Acronyms
AFUDC-equity funds	Allowance for borrowed funds used during construction
AFUDC-borrowed funds	Allowance for equity funds used during construction
ANO	Arkansas Nuclear One (nuclear)
APSC	Arkansas Public Service Commission
CAGR	Compound annual growth rate
DOE	U.S. Department of Energy
EAI	Entergy Arkansas, Inc.
EGSL	Entergy Gulf States Louisiana, L.L.C.
ELL	Entergy Louisiana, LLC
EMI	Entergy Mississippi, Inc.
ENOI	Entergy New Orleans, Inc.
ETI	Entergy Texas, Inc.
EWC	Entergy Wholesale Commodities
Firm LD	Firm liquidated damages
FFO	Funds from operations
GAAP	Generally accepted accounting principles
GWh	Gigawatt hour
HCM	Human Capital Management program
IP2	Indian Point Energy Center Unit 2 (nuclear)
IP3	Indian Point Energy Center Unit 3 (nuclear)
ISO	Independent system operator
ISO-NE	ISO New England
LPSC	Louisiana Public Service Commission
MISO	Midcontinent Independent System Operator, Inc.
MPSC	Mississippi Public Service Commission
MWh	Megawatt hour
NRC	Nuclear Regulatory Commission
NYISO	New York Independent System Operator, Inc.
O&M	Operation and maintenance expense
Palisades	Palisades Power Plant (nuclear)
POV	Point of view
PPA	Power purchase agreement
PUCT	Public Utility Commission of Texas
River Bend	River Bend Station (nuclear)
ROE	Return on equity
ROIC	Return on invested capital
RTO	Regional transmission organization
VPSB	Vermont Public Service Board
VY	Vermont Yankee Nuclear Power Station (nuclear)

D.	GAAP to Non-GAAP Reconciliations

Appendix D-1, Appendix D-2 and Appendix D-3 provide reconciliations of various non-GAAP financial measures disclosed in this release to their most comparable GAAP measure.

Appendix D-1: Reconciliation of GAAP to Non-GAAP Financial Measures – ROE, ROIC Metrics
($ in millions)
	3Q12	4Q12	1Q13	2Q13	3Q13	4Q13	1Q14	2Q14
As-reported net income attributable to Entergy Corporation, rolling 12 months (A)	705	847	1,160	958	861	712	952	977
Preferred dividends	22	22	22	21	20	19	18	19
Tax effected interest expense	342	350	356	363	365	371	376	381
As-reported net income attributable to Entergy Corporation, rolling 12 months including preferred dividends and tax effected interest expense (B)	1,069	1,219	1,538	1,342	1,246	1,102	1,346	1,377

Special items in prior quarters	(253)	(251)	(31)	(28)	(33)	(212)	(239)	(232)

Special items in current quarter
Decision to close VY	-	-	-	-	(173)	(32)	(6)	(7)
Transmission business spin-merge expenses	(11)	(11)	(6)	(12)	(10)	25	-	-
HCM implementation expenses	-	-	-	(4)	(7)	(26)	(3)	(4)
Total special items (C)	(264)	(262)	(37)	(44)	(224)	(245)	(248)	(243)

Operational earnings, rolling 12 months including preferred dividends and tax effected interest expense (B-C)	1,333	1,481	1,575	1,386	1,470	1,347	1,594	1,620

Operational earnings, rolling 12 months (A-C)	969	1,109	1,197	1,002	1,085	957	1,200	1,220

Average invested capital (D)	22,065	22,290	22,389	22,573	22,857	23,283	23,539	23,680

Average common equity (E)	9,078	9,079	9,064	9,152	9,299	9,415	9,581	9,668

ROIC – as-reported % (B/D)	4.8	5.5	6.9	5.9	5.5	4.7	5.7	5.8

ROIC – operational % ((B-C)/D)	6.0	6.6	7.0	6.1	6.4	5.8	6.8	6.8

ROE – as-reported % (A/E)	7.8	9.3	12.8	10.5	9.3	7.6	9.9	10.1

ROE – operational % ((A-C)/E)	10.7	12.2	13.2	10.9	11.7	10.2	12.5	12.6

Appendix D-2: Reconciliation of GAAP to Non-GAAP Financial Measures – Credit and Liquidity Metrics
($ in millions)
	3Q12	4Q12	1Q13	2Q13	3Q13	4Q13	1Q14	2Q14
Total debt (A)	12,931	13,473	13,471	13,747	13,623	13,678	13,860	13,692
Less securitization debt (B)	1,003	973	952	927	910	883	861	832
Total debt, excluding securitization debt (C)	11,928	12,500	12,519	12,820	12,713	12,795	12,999	12,860
Less cash and cash equivalents (D)	750	533	263	311	365	739	908	650
Net debt, excluding securitization debt (E)	11,178	11,967	12,256	12,509	12,348	12,056	12,091	12,210

Total capitalization (F)	22,402	22,951	22,965	23,302	23,312	23,615	24,113	24,059
Less securitization debt (B)	1,003	973	952	927	910	883	861	832
Total capitalization, excluding securitization debt (G)	21,399	21,978	22,013	22,375	22,402	22,732	23,252	23,227
Less cash and cash equivalents (D)	750	533	263	311	365	739	908	650
Net capital, excluding securitization debt (H)	20,649	21,445	21,750	22,064	22,037	21,993	22,344	22,577

Debt to capital ratio % (A/F)	57.7	58.7	58.7	59.0	58.4	57.9	57.5	56.9

Debt to capital ratio, excluding securitization debt % (C/G)	55.7	56.9	56.9	57.3	56.7	56.3	55.9	55.4

Net debt to net capital ratio, excluding securitization debt % (E/H)	54.1	55.8	56.3	56.7	56.0	54.8	54.1	54.1

Off-balance sheet liabilities (I)	599	595	595	594	592	542	542	541

Net debt to net capital ratio including off-balance sheet liabilities, excluding securitization debt % ((E+I)/(H+I))	55.4	57.0	57.5	57.8	57.2	55.9	55.2	55.2

Revolver capacity (J)	2,917	3,462	3,542	3,819	4,129	3,977	4,077	4,003

Gross liquidity (D+J)	3,667	3,995	3,805	4,130	4,494	4,716	4,985	4,653

Entergy Corporation notes:
Due September 2015	550	550	550	550	550	550	550	550
Due January 2017	500	500	500	500	500	500	500	500
Due September 2020	450	450	450	450	450	450	450	450
Total parent long-term debt (K)	1,500	1,500	1,500	1,500	1,500	1,500	1,500	1,500
Revolver draw (L)	1,315	795	570	190	150	255	115	195
Commercial paper (M)	154	665	883	947	1,015	1,045	1,059	909

Total parent debt (K)+(L)+(M)	2,969	2,960	2,953	2,637	2,665	2,800	2,674	2,604

Parent debt to total debt ratio, excluding securitization debt % ((K)+(L)+(M))/(C)	24.9	23.7	23.6	20.6	21.0	21.9	20.6	20.2

Appendix D-2: Reconciliation of GAAP to Non-GAAP Financial Measures – Credit and Liquidity Metrics (continued)
($ in millions)
	3Q12	4Q12	1Q13	2Q13	3Q13	4Q13	1Q14	2Q14
Total debt (A)	12,931	13,473	13,471	13,747	13,623	13,678	13,860	13,692
Less securitization debt (B)	1,003	973	952	927	910	883	861	832
Total debt, excluding securitization debt (C)	11,928	12,500	12,519	12,820	12,713	12,795	12,999	12,860
As-reported consolidated net income, rolling 12 months	727	868	1,182	980	881	731	970	996
Add back: interest expense, rolling 12 months	556	569	580	590	593	604	612	618
Add back: income tax expense, rolling 12 months	200	31	148	343	135	226	326	382
Add back: depreciation and amortization, rolling 12 months	1,126	1,145	1,165	1,188	1,231	1,261	1,289	1,323
Add back: regulatory charges (credits), rolling 12 months	164	175	180	46	36	46	44	26
Subtract: securitization proceeds, rolling 12 months	133	132	133	129	127	127	132	133
Subtract: interest and investment income, rolling 12 months	128	128	125	136	135	199	196	180
Subtract: AFUDC - equity funds, rolling 12 months	96	93	81	69	68	66	68	67
Add back: decommissioning expense, rolling 12 months	150	185	186	233	237	242	249	257
Adjusted EBITDA, rolling 12 months (D)	2,566	2,620	3,102	3,046	2,783	2,718	3,094	3,222
Add back: special item for transmission business spin-merge expenses, rolling 12 months (pre-tax)	41	39	38	41	41	36	29	16
Add back: special item for HCM implementation expenses, rolling 12 months (pre-tax)	-	-	-	6	18	60	65	66
Add back: special item resulting from decision to close VY, rolling 12 months (pre-tax)	356	356	-	-	292	343	353	364
Operational adjusted EBITDA, rolling 12 months (E)	2,963	3,015	3,140	3,094	3,134	3,157	3,541	3,668
Debt to operational adjusted EBITDA, excluding securitization debt (C)/(E)	4.0	4.1	4.0	4.1	4.1	4.1	3.7	3.5

Net cash flow provided by operating activities, rolling 12 months (F)	3,219	2,940	2,884	2,868	2,920	3,189	3,412	3,602
AFUDC borrowed funds used during construction, rolling 12 months (G)	(38)	(37)	(33)	(29)	(28)	(26)	(27)	(29)
Working capital items in net cash flow provided by operating activities, rolling 12 months:
Receivables	80	(14)	(200)	(180)	(126)	(181)	(102)	(9)
Fuel inventory	(16)	(12)	3	14	14	5	26	31
Accounts payable	251	(7)	98	137	(231)	94	168	(11)
Prepaid taxes and taxes accrued	379	55	109	10	5	(143)	(187)	(124)
Interest accrued	(6)	1	3	5	-	(4)	2	1
Other working capital accounts	(58)	(152)	(269)	(177)	(102)	(66)	(29)	(48)
Securitization regulatory charge	94	94	95	92	91	93	98	99
Total (H)	724	(35)	(161)	(99)	(349)	(202)	(24)	(61)
FFO, rolling 12 months (F)+(G)-(H)	2,457	2,938	3,012	2,938	3,241	3,365	3,409	3,634
Add back: special item for transmission business spin-merge expenses, rolling 12 months (pre-tax)	35	37	36	37	40	36	31	21
Add back: special item for HCM implementation expenses, rolling 12 months (pre-tax)	-	-	-	6	12	24	53	55
Add back: special item resulting from decision to close VY, rolling 12 months (pre-tax)	-	-	-	-	1	4	6	8
Operational FFO, rolling 12 months (I)	2,492	2,975	3,048	2,981	3,294	3,429	3,499	3,718
Operational FFO to debt ratio, excluding securitization debt % (I)/(C)	20.9	23.8	24.3	23.3	25.9	26.8	26.9	28.9
Totals may not foot due to rounding

Appendix D-3: Reconciliation of GAAP to Non-GAAP Financial Measures – EWC Operational Adjusted EBITDA
($ in millions)
	3Q12	4Q12	1Q13	2Q13	3Q13	4Q13	1Q14	2Q14
Net income	87	59	82	12	(93)	42	242	26
Add back: interest expense	3	3	3	4	4	5	5	3
Add back: income tax expense	57	50	57	(15)	(107)	(12)	119	20
Add back: depreciation and amortization	29	47	49	50	55	61	70	71
Subtract: interest and investment income	20	28	28	22	21	66	26	22
Add back: decommissioning expense	29	30	31	30	32	33	34	35
Adjusted EBITDA	185	161	194	59	(130)	63	444	133
Add back: special item for HCM implementation expenses (pre-tax)	-	-	-	2	3	19	1	1
Add back: special item resulting from the decision to close VY (pre-tax)	-	-	-	-	292	52	10	11
Operational adjusted EBITDA	185	161	194	61	165	133	455	145
Totals may not foot due to rounding

Entergy Corporation’s common stock is listed on the New York and Chicago exchanges under the symbol “ETR.”

Additional investor information can be accessed online at
www.entergy.com/investor_relations

*********************************************************************************************************************************
In this news release, and from time to time, Entergy Corporation makes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Except to the extent required by the federal securities laws, Entergy undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Forward-looking statements involve a number of risks and uncertainties. There are factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements, including (a) those factors discussed in this news release and in Entergy’s most recent Annual Report on Form 10-K, any subsequent Quarterly Reports on Form 10-Q and Entergy’s other reports and filings made under the Securities Exchange Act of 1934; (b) uncertainties associated with rate proceedings, formula rate plans and other cost recovery mechanisms; (c) uncertainties associated with efforts to remediate the effects of major storms and recover related restoration costs; (d) nuclear plant relicensing, operating and regulatory risks, including any changes resulting from the nuclear crisis in Japan following its catastrophic earthquake and tsunami;
(e) legislative and regulatory actions and risks and uncertainties associated with claims or litigation by or against Entergy and its subsidiaries; and (f) economic conditions and conditions in commodity and capital markets during the periods covered by the forward-looking statements, in addition to other factors described elsewhere in this release and subsequent securities filings.

VIII.	Financial Statements

Entergy Corporation

Consolidating Balance Sheet
June 30, 2014
(Dollars in thousands)
(Unaudited)

	Utility	Entergy Wholesale Commodities	Parent & Other	Consolidated
ASSETS

CURRENT ASSETS

Cash and cash equivalents:
Cash	$143,321	$4,204	$1,114	$148,639
Temporary cash investments	176,145	313,791	11,493	501,429
Total cash and cash equivalents	319,466	317,995	12,607	650,068
Notes receivable	-	524,762	(524,762)	-
Accounts receivable:
Customer	557,654	145,870	-	703,524
Allowance for doubtful accounts	(33,719)	-	-	(33,719)
Associated companies	25,816	1,291	(27,107)	-
Other	177,818	11,884	1,445	191,147
Accrued unbilled revenues	371,997	-	-	371,997
Total accounts receivable	1,099,566	159,045	(25,662)	1,232,949
Deferred fuel costs	311,018	-	-	311,018
Accumulated deferred income taxes	33,589	4,015	(4,363)	33,241
Fuel inventory - at average cost	166,865	9,968	-	176,833
Materials and supplies - at average cost	613,257	319,725	-	932,982
Deferred nuclear refueling outage costs	143,792	163,495	-	307,287
Prepayments and other	656,467	84,794	(140,506)	600,755
TOTAL	3,344,020	1,583,799	(682,686)	4,245,133

OTHER PROPERTY AND INVESTMENTS

Investment in affiliates - at equity	1,097,270	38,221	(1,097,158)	38,333
Decommissioning trust funds	2,365,550	2,799,196	-	5,164,746
Non-utility property - at cost (less accumulated depreciation)	183,846	7,501	7,380	198,727
Other	126,202	11,861	-	138,063
TOTAL	3,772,868	2,856,779	(1,089,778)	5,539,869

PROPERTY, PLANT, AND EQUIPMENT

Electric	38,602,876	4,963,593	3,392	43,569,861
Property under capital lease	940,688	-	-	940,688
Natural gas	370,658	-	-	370,658
Construction work in progress	1,309,303	358,751	270	1,668,324
Nuclear fuel	892,795	639,703	-	1,532,498
TOTAL PROPERTY, PLANT AND EQUIPMENT	42,116,320	5,962,047	3,662	48,082,029
Less - accumulated depreciation and amortization	18,595,200	1,377,388	197	19,972,785
PROPERTY, PLANT AND EQUIPMENT - NET	23,521,120	4,584,659	3,465	28,109,244

DEFERRED DEBITS AND OTHER ASSETS

Regulatory assets:
Regulatory asset for income taxes - net	846,935	-	-	846,935
Other regulatory assets	3,870,076	-	-	3,870,076
Deferred fuel costs	172,202	-	-	172,202
Goodwill	374,099	3,073	-	377,172
Accumulated deferred income taxes	8,010	34,522	-	42,532
Other	221,947	727,144	(1,507)	947,584
TOTAL	5,493,269	764,739	(1,507)	6,256,501
		-
TOTAL ASSETS	$36,131,277	$9,789,976	$(1,770,506)	$44,150,747

*Totals may not foot due to rounding.

Entergy Corporation

Consolidating Balance Sheet
June 30, 2014
(Dollars in thousands)
(Unaudited)

	Utility	Entergy Wholesale Commodities	Parent & Other	Consolidated
LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES

Currently maturing long-term debt	$664,455	$18,211	$-	$682,666
Notes payable and commercial paper:
Associated companies	-	178	(178)	-
Other	131,861	-	907,488	1,039,349
Account payable:
Associated companies	12,911	10,276	(23,187)	-
Other	907,549	251,667	510	1,159,726
Customer deposits	401,055	-	-	401,055
Taxes accrued	-	19,984	131,792	151,776
Accumulated deferred income taxes	34,536	23,904	(22,342)	36,098
Interest accrued	157,556	1,089	23,860	182,505
Deferred fuel costs	14,545	-	-	14,545
Obligations under capital leases	2,413	-	-	2,413
Pension and other postretirement liabilities	42,704	9,140	-	51,844
Other	249,676	153,985	2,431	406,092
TOTAL	2,619,261	488,434	1,020,374	4,128,069

NON-CURRENT LIABILITIES

Accumulated deferred income taxes and taxes accrued	7,504,311	1,373,700	108,332	8,986,343
Accumulated deferred investment tax credits	258,419	-	-	258,419
Obligations under capital leases	30,988	-	-	30,988
Other regulatory liabilities	1,385,816	-	-	1,385,816
Decommissioning and retirement cost liabilities	2,350,461	1,757,796	(1)	4,108,256
Accumulated provisions	117,708	2,313	(6)	120,015
Pension and other postretirement liabilities	1,605,575	601,782	-	2,207,357
Long-term debt	10,163,323	78,218	1,694,564	11,936,105
Other	800,151	578,699	(756,699)	622,151
TOTAL	24,216,752	4,392,508	1,046,190	29,655,450

Subsidiaries' preferred stock without sinking fund	186,511	24,249	-	210,760

EQUITY

Common Shareholders' Equity:
Common stock, $.01 par value, authorized 500,000,000 shares;
issued 254,752,788 shares in 2014	2,161,268	201,094	(2,359,814)	2,548
Paid-in capital	2,458,397	1,618,254	1,281,744	5,358,395
Retained earnings	4,589,290	2,960,167	2,568,925	10,118,382
Accumulated other comprehensive income (loss)	(74,202)	105,270	-	31,068
Less - treasury stock, at cost (75,198,614 shares in 2014)	120,000	-	5,327,925	5,447,925
Total common shareholders' equity	9,014,753	4,884,785	(3,837,070)	10,062,468
Subsidiaries' preferred stock without sinking fund	94,000	-	-	94,000
TOTAL	9,108,753	4,884,785	(3,837,070)	10,156,468

TOTAL LIABILITIES AND EQUITY	$36,131,277	$9,789,976	$(1,770,506)	$44,150,747

*Totals may not foot due to rounding.

Entergy Corporation

Consolidating Balance Sheet
December 31, 2013
(Dollars in thousands)
(Unaudited)

	Utility	Entergy Wholesale Commodities	Parent & Other	Consolidated
ASSETS

CURRENT ASSETS

Cash and cash equivalents:
Cash	$119,781	$9,192	$1,006	$129,979
Temporary cash investments	431,436	167,266	10,445	609,147
Total cash and cash equivalents	551,217	176,458	11,451	739,126
Notes receivable	-	530,389	(530,389)	-
Accounts receivable:
Customer	509,176	161,465	-	670,641
Allowance for doubtful accounts	(34,311)	-	-	(34,311)
Associated companies	47,887	2,776	(50,663)	-
Other	184,640	10,353	35	195,028
Accrued unbilled revenues	340,828	-	-	340,828
Total accounts receivable	1,048,220	174,594	(50,628)	1,172,186
Deferred fuel costs	116,379	-	-	116,379
Accumulated deferred income taxes	195,030	13,915	(33,872)	175,073
Fuel inventory - at average cost	198,604	10,354	-	208,958
Materials and supplies - at average cost	603,557	311,449	-	915,006
Deferred nuclear refueling outage costs	78,633	113,841	-	192,474
Prepayments and other	362,832	180,477	(132,820)	410,489
TOTAL	3,154,472	1,511,477	(736,258)	3,929,691

OTHER PROPERTY AND INVESTMENTS

Investment in affiliates - at equity	1,097,270	40,238	(1,097,158)	40,350
Decommissioning trust funds	2,235,826	2,667,318	-	4,903,144
Non-utility property - at cost (less accumulated depreciation)	182,465	8,189	8,721	199,375
Other	150,015	60,601	-	210,616
TOTAL	3,665,576	2,776,346	(1,088,437)	5,353,485

PROPERTY, PLANT, AND EQUIPMENT

Electric	38,043,514	4,888,807	3,391	42,935,712
Property under capital lease	941,299	-	-	941,299
Natural gas	366,365	-	-	366,365
Construction work in progress	1,217,138	297,451	268	1,514,857
Nuclear fuel	854,617	712,287	-	1,566,904
TOTAL PROPERTY, PLANT AND EQUIPMENT	41,422,933	5,898,545	3,659	47,325,137
Less - accumulated depreciation and amortization	18,199,512	1,243,791	190	19,443,493
PROPERTY, PLANT AND EQUIPMENT - NET	23,223,421	4,654,754	3,469	27,881,644

DEFERRED DEBITS AND OTHER ASSETS

Regulatory assets:
Regulatory asset for income taxes - net	849,718	-	-	849,718
Other regulatory assets	3,893,363	-	-	3,893,363
Deferred fuel costs	172,202	-	-	172,202
Goodwill	374,099	3,073	-	377,172
Accumulated deferred income taxes	9,117	52,894	-	62,011
Other	197,617	698,161	(8,618)	887,160
TOTAL	5,496,116	754,128	(8,618)	6,241,626
		-
TOTAL ASSETS	$35,539,585	$9,696,705	$(1,829,844)	$43,406,446

*Totals may not foot due to rounding.

Entergy Corporation

Consolidating Balance Sheet
December 31, 2013
(Dollars in thousands)
(Unaudited)

	Utility	Entergy Wholesale Commodities	Parent & Other	Consolidated
LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES

Currently maturing long-term debt	$438,884	$18,211	$-	$457,095
Notes payable and commercial paper:
Associated companies	-	103,739	(103,739)	-
Other	2,940	-	1,043,947	1,046,887
Account payable:
Associated companies	15,836	28,216	(44,052)	-
Other	916,616	256,018	679	1,173,313
Customer deposits	370,997	-	-	370,997
Taxes accrued	-	-	191,093	191,093
Accumulated deferred income taxes	97,463	(3)	(69,153)	28,307
Interest accrued	156,968	194	23,835	180,997
Deferred fuel costs	57,631	-	-	57,631
Obligations under capital leases	2,323	-	-	2,323
Pension and other postretirement liabilities	58,720	8,699	-	67,419
Other	202,465	282,045	-	484,510
TOTAL	2,320,843	697,119	1,042,610	4,060,572

NON-CURRENT LIABILITIES

Accumulated deferred income taxes and taxes accrued	7,340,267	1,266,913	117,455	8,724,635
Accumulated deferred investment tax credits	263,765	-	-	263,765
Obligations under capital leases	32,218	-	-	32,218
Other regulatory liabilities	1,295,955	-	-	1,295,955
Decommissioning and retirement cost liabilities	2,235,194	1,698,222	-	3,933,416
Accumulated provisions	110,899	3,191	1,049	115,139
Pension and other postretirement liabilities	1,708,639	612,065	-	2,320,704
Long-term debt	10,307,888	76,800	1,754,461	12,139,149
Other	741,376	593,325	(751,034)	583,667
TOTAL	24,036,201	4,250,516	1,121,931	29,408,648

Subsidiaries' preferred stock without sinking fund	186,511	24,249	-	210,760

EQUITY

Common Shareholders' Equity:
Common stock, $.01 par value, authorized 500,000,000 shares;
issued 254,752,788 shares in 2013	2,161,268	201,094	(2,359,814)	2,548
Paid-in capital	2,417,670	1,627,856	1,322,605	5,368,131
Retained earnings	4,518,741	2,849,546	2,456,766	9,825,053
Accumulated other comprehensive income (loss)	(75,649)	46,325	-	(29,324)
Less - treasury stock, at cost (76,381,936 shares in 2013)	120,000	-	5,413,942	5,533,942
Total common shareholders' equity	8,902,030	4,724,821	(3,994,385)	9,632,466
Subsidiaries' preferred stock without sinking fund	94,000	-	-	94,000
TOTAL	8,996,030	4,724,821	(3,994,385)	9,726,466

TOTAL LIABILITIES AND EQUITY	$35,539,585	$9,696,705	$(1,829,844)	$43,406,446

*Totals may not foot due to rounding.

Entergy Corporation

Consolidating Balance Sheet
June 30, 2014 vs December 31, 2013
(Dollars in thousands)
(Unaudited)

	Utility	Entergy Wholesale Commodities	Parent & Other	Consolidated
ASSETS

CURRENT ASSETS

Cash and cash equivalents:
Cash	$23,540	$(4,988)	$108	$18,660
Temporary cash investments	(255,291)	146,525	1,048	(107,718)
Total cash and cash equivalents	(231,751)	141,537	1,156	(89,058)
Notes receivable	-	(5,627)	5,627	-
Accounts receivable:
Customer	48,478	(15,595)	-	32,883
Allowance for doubtful accounts	592	-	-	592
Associated companies	(22,071)	(1,485)	23,556	-
Other	(6,822)	1,531	1,410	(3,881)
Accrued unbilled revenues	31,169	-	-	31,169
Total accounts receivable	51,346	(15,549)	24,966	60,763
Deferred fuel costs	194,639	-	-	194,639
Accumulated deferred income taxes	(161,441)	(9,900)	29,509	(141,832)
Fuel inventory - at average cost	(31,739)	(386)	-	(32,125)
Materials and supplies - at average cost	9,700	8,276	-	17,976
Deferred nuclear refueling outage costs	65,159	49,654	-	114,813
Prepayments and other	293,635	(95,683)	(7,686)	190,266
TOTAL	189,548	72,322	53,572	315,442

OTHER PROPERTY AND INVESTMENTS

Investment in affiliates - at equity	-	(2,017)	-	(2,017)
Decommissioning trust funds	129,724	131,878	-	261,602
Non-utility property - at cost (less accumulated depreciation)	1,381	(688)	(1,341)	(648)
Other	(23,813)	(48,740)	-	(72,553)
TOTAL	107,292	80,433	(1,341)	186,384

PROPERTY, PLANT, AND EQUIPMENT

Electric	559,362	74,786	1	634,149
Property under capital lease	(611)	-	-	(611)
Natural gas	4,293	-	-	4,293
Construction work in progress	92,165	61,300	2	153,467
Nuclear fuel	38,178	(72,584)	-	(34,406)
TOTAL PROPERTY, PLANT AND EQUIPMENT	693,387	63,502	3	756,892
Less - accumulated depreciation and amortization	395,688	133,597	7	529,292
PROPERTY, PLANT AND EQUIPMENT - NET	297,699	(70,095)	(4)	227,600

DEFERRED DEBITS AND OTHER ASSETS

Regulatory assets:
Regulatory asset for income taxes - net	(2,783)	-	-	(2,783)
Other regulatory assets	(23,287)	-	-	(23,287)
Deferred fuel costs	-	-	-	-
Goodwill	-	-	-	-
Accumulated deferred income taxes	(1,107)	(18,372)	-	(19,479)
Other	24,330	28,983	7,111	60,424
TOTAL	(2,847)	10,611	7,111	14,875

TOTAL ASSETS	$591,692	$93,271	$59,338	$744,301

*Totals may not foot due to rounding.

Entergy Corporation

Consolidating Balance Sheet
June 30, 2014 vs December 31, 2013
(Dollars in thousands)
(Unaudited)

	Utility	Entergy Wholesale Commodities	Parent & Other	Consolidated
LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES

Currently maturing long-term debt	$225,571	$-	$-	$225,571
Notes payable and commercial paper:
Associated companies	-	(103,561)	103,561	-
Other	128,921	-	(136,459)	(7,538)
Account payable:
Associated companies	(2,925)	(17,940)	20,865	-
Other	(9,067)	(4,351)	(169)	(13,587)
Customer deposits	30,058	-	-	30,058
Taxes accrued	-	19,984	(59,301)	(39,317)
Accumulated deferred income taxes	(62,927)	23,907	46,811	7,791
Interest accrued	588	895	25	1,508
Deferred fuel costs	(43,086)	-	-	(43,086)
Obligations under capital leases	90	-	-	90
Pension and other postretirement liabilities	(16,016)	441	-	(15,575)
Other	47,211	(128,060)	2,431	(78,418)
TOTAL	298,418	(208,685)	(22,236)	67,497

NON-CURRENT LIABILITIES

Accumulated deferred income taxes and taxes accrued	164,044	106,787	(9,123)	261,708
Accumulated deferred investment tax credits	(5,346)	-	-	(5,346)
Obligations under capital leases	(1,230)	-	-	(1,230)
Other regulatory liabilities	89,861	-	-	89,861
Decommissioning and retirement cost liabilities	115,267	59,574	(1)	174,840
Accumulated provisions	6,809	(878)	(1,055)	4,876
Pension and other postretirement liabilities	(103,064)	(10,283)	-	(113,347)
Long-term debt	(144,565)	1,418	(59,897)	(203,044)
Other	58,775	(14,626)	(5,665)	38,484
TOTAL	180,551	141,992	(75,741)	246,802

Subsidiaries' preferred stock without sinking fund	-	-	-	-

EQUITY

Common Shareholders' Equity:
Common stock, $.01 par value, authorized 500,000,000 shares;
issued 254,752,788 shares in 2014 and in 2013	-	-	-	-
Paid-in capital	40,727	(9,602)	(40,861)	(9,736)
Retained earnings	70,549	110,621	112,159	293,329
Accumulated other comprehensive income (loss)	1,447	58,945	-	60,392
Less - treasury stock, at cost	-	-	(86,017)	(86,017)
Total common shareholders' equity	112,723	159,964	157,315	430,002
Subsidiaries' preferred stock without sinking fund	-	-	-	-
TOTAL	112,723	159,964	157,315	430,002

TOTAL LIABILITIES AND EQUITY	$591,692	$93,271	$59,338	$744,301

*Totals may not foot due to rounding.

Entergy Corporation

Consolidating Income Statement
Three Months Ended June 30, 2014
(Dollars in thousands)
(Unaudited)
	Utility	Entergy Wholesale Commodities	Parent & Other	Consolidated

OPERATING REVENUES
Electric	$2,373,927	$-	$(85)	$2,373,842
Natural gas	35,469	-	-	35,469
Competitive businesses	-	577,891	9,448	587,339
Total	2,409,396	577,891	9,363	2,996,650

OPERATING EXPENSES
Operating and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	506,511	97,655	(85)	604,081
Purchased power	499,938	9,238	8,722	517,898
Nuclear refueling outage expenses	28,105	38,392	-	66,497
Other operation and maintenance	556,424	261,138	(953)	816,609
Decommissioning	32,601	34,649	-	67,250
Taxes other than income taxes	119,034	33,241	461	152,736
Depreciation and amortization	259,747	70,935	1,060	331,742
Other regulatory charges (credits) - net	(14,640)	-	-	(14,640)
Total	1,987,720	545,248	9,205	2,542,173

OPERATING INCOME	421,676	32,643	158	454,477

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	14,788	-	-	14,788
Interest and investment income	34,018	21,722	(31,495)	24,245
Miscellaneous - net	(5,319)	(5,060)	(4,296)	(14,675)
Total	43,487	16,662	(35,791)	24,358

INTEREST EXPENSE
Interest expense	138,661	3,245	22,421	164,327
Allowance for borrowed funds used during construction	(8,516)	-	-	(8,516)
Total	130,145	3,245	22,421	155,811

INCOME BEFORE INCOME TAXES	335,018	46,060	(58,054)	323,024

Income taxes	122,884	19,597	(13,738)	128,743

CONSOLIDATED NET INCOME	212,134	26,463	(44,316)	194,281

Preferred dividend requirements of subsidiaries	4,351	547	-	4,898

NET INCOME ATTRIBUTABLE TO ENTERGY CORPORATION	$207,783	$25,916	$(44,316)	$189,383

EARNINGS PER AVERAGE COMMON SHARE:
BASIC	$1.16	$0.14	$(0.24)	$1.06
DILUTED	$1.15	$0.14	$(0.24)	$1.05

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
BASIC				179,354,103
DILUTED				180,045,432

*Totals may not foot due to rounding.

Entergy Corporation

Consolidating Income Statement
Three Months Ended June 30, 2013
(Dollars in thousands)
(Unaudited)
	Utility	Entergy Wholesale Commodities	Parent & Other	Consolidated

OPERATING REVENUES
Electric	$2,178,455	$-	$(1,245)	$2,177,210
Natural gas	33,881	-	-	33,881
Competitive businesses	-	533,523	(6,406)	527,117
Total	2,212,336	533,523	(7,651)	2,738,208

OPERATING EXPENSES
Operating and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	385,014	105,397	(803)	489,608
Purchased power	452,608	45,499	(12,363)	485,744
Nuclear refueling outage expenses	29,734	36,730	-	66,464
Other operation and maintenance	587,070	252,101	5,024	844,195
Decommissioning	28,973	30,416	-	59,389
Taxes other than income taxes	114,236	30,340	312	144,888
Depreciation and amortization	246,190	50,304	1,022	297,516
Other regulatory charges (credits) - net	3,892	-	-	3,892
Total	1,847,717	550,787	(6,808)	2,391,696

OPERATING INCOME	364,619	(17,264)	(843)	346,512

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	16,249	-	-	16,249
Interest and investment income	49,222	22,409	(31,090)	40,541
Miscellaneous - net	(5,948)	(4,281)	(2,928)	(13,157)
Total	59,523	18,128	(34,018)	43,633

INTEREST EXPENSE
Interest expense	131,452	3,900	20,416	155,768
Allowance for borrowed funds used during construction	(6,791)	-	-	(6,791)
Total	124,661	3,900	20,416	148,977

INCOME BEFORE INCOME TAXES	299,481	(3,036)	(55,277)	241,168

Income taxes	98,926	(14,567)	(11,246)	73,113

CONSOLIDATED NET INCOME	200,555	11,531	(44,031)	168,055

Preferred dividend requirements of subsidiaries	4,332	-	-	4,332

NET INCOME ATTRIBUTABLE TO ENTERGY CORPORATION	$196,223	$11,531	$(44,031)	$163,723

EARNINGS PER AVERAGE COMMON SHARE:
BASIC	$1.10	$0.06	$(0.24)	$0.92
DILUTED	$1.10	$0.06	$(0.24)	$0.92

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
BASIC				178,196,525
DILUTED				178,614,383

*Totals may not foot due to rounding.

Entergy Corporation

Consolidating Income Statement
Three Months Ended June 30, 2014 vs. 2013
(Dollars in thousands)
(Unaudited)
	Utility	Entergy Wholesale Commodities	Parent & Other	Consolidated

OPERATING REVENUES
Electric	$195,472	$-	$1,160	$196,632
Natural gas	1,588	-	-	1,588
Competitive businesses	-	44,368	15,854	60,222
Total	197,060	44,368	17,014	258,442

OPERATING EXPENSES
Operating and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	121,497	(7,742)	718	114,473
Purchased power	47,330	(36,261)	21,085	32,154
Nuclear refueling outage expenses	(1,629)	1,662	-	33
Other operation and maintenance	(30,646)	9,037	(5,977)	(27,586)
Decommissioning	3,628	4,233	-	7,861
Taxes other than income taxes	4,798	2,901	149	7,848
Depreciation and amortization	13,557	20,631	38	34,226
Other regulatory charges (credits )- net	(18,532)	-	-	(18,532)
Total	140,003	(5,539)	16,013	150,477

OPERATING INCOME	57,057	49,907	1,001	107,965

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	(1,461)	-	-	(1,461)
Interest and investment income	(15,204)	(687)	(405)	(16,296)
Miscellaneous - net	629	(779)	(1,368)	(1,518)
Total	(16,036)	(1,466)	(1,773)	(19,275)

INTEREST EXPENSE
Interest expense	7,209	(655)	2,005	8,559
Allowance for borrowed funds used during construction	(1,725)	-	-	(1,725)
Total	5,484	(655)	2,005	6,834

INCOME BEFORE INCOME TAXES	35,537	49,096	(2,777)	81,856

Income taxes	23,958	34,164	(2,492)	55,630

CONSOLIDATED NET INCOME	11,579	14,932	(285)	26,226

Preferred dividend requirements of subsidiaries	19	547	-	566

NET INCOME ATTRIBUTABLE TO ENTERGY CORPORATION	$11,560	$14,385	$(285)	$25,660

EARNINGS PER AVERAGE COMMON SHARE:
BASIC	$0.06	$0.08	$0.00	$0.14
DILUTED	$0.05	$0.08	$(0.00)	$0.13

*Totals may not foot due to rounding.

Entergy Corporation

Consolidating Income Statement
Six Months Ended June 30, 2014
(Dollars in thousands)
(Unaudited)
	Utility	Entergy Wholesale Commodities	Parent & Other	Consolidated

OPERATING REVENUES
Electric	$4,600,411	$-	$(105)	$4,600,306
Natural gas	113,689	-	-	113,689
Competitive businesses	-	1,490,013	1,485	1,491,498
Total	4,714,100	1,490,013	1,380	6,205,493

OPERATING EXPENSES
Operating and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	922,196	225,818	(104)	1,147,910
Purchased power	1,047,597	45,073	(145)	1,092,525
Nuclear refueling outage expenses	57,116	68,925	-	126,041
Other operation and maintenance	1,053,662	496,035	4,893	1,554,590
Decommissioning	64,344	68,705	-	133,049
Taxes other than income taxes	240,318	66,076	810	307,204
Depreciation and amortization	517,303	141,083	2,079	660,465
Other regulatory charges (credits) - net	(10,645)	-	-	(10,645)
Total	3,891,891	1,111,715	7,533	5,011,139

OPERATING INCOME	822,209	378,298	(6,153)	1,194,354

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	29,917	-	-	29,917
Interest and investment income	74,338	48,081	(62,926)	59,493
Miscellaneous - net	(9,328)	(10,666)	(6,385)	(26,379)
Total	94,927	37,415	(69,311)	63,031

INTEREST EXPENSE
Interest expense	277,150	8,306	41,421	326,877
Allowance for borrowed funds used during construction	(15,535)	-	-	(15,535)
Total	261,615	8,306	41,421	311,342

INCOME BEFORE INCOME TAXES	655,521	407,407	(116,885)	946,043

Income taxes	237,947	138,474	(30,712)	345,709

CONSOLIDATED NET INCOME	417,574	268,933	(86,173)	600,334

Preferred dividend requirements of subsidiaries	8,683	1,094	-	9,777

NET INCOME ATTRIBUTABLE TO ENTERGY CORPORATION	$408,891	$267,839	$(86,173)	$590,557

EARNINGS PER AVERAGE COMMON SHARE:
BASIC	$2.28	$1.50	$(0.48)	$3.30
DILUTED	$2.28	$1.49	$(0.48)	$3.29

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
BASIC				179,077,503
DILUTED				179,547,020

*Totals may not foot due to rounding.

Entergy Corporation

Consolidating Income Statement
Six Months Ended June 30, 2013
(Dollars in thousands)
(Unaudited)
	Utility	Entergy Wholesale Commodities	Parent & Other	Consolidated

OPERATING REVENUES
Electric	$4,128,575	$-	$(2,085)	$4,126,490
Natural gas	87,202	-	-	87,202
Competitive businesses	-	1,147,256	(13,866)	1,133,390
Total	4,215,777	1,147,256	(15,951)	5,347,082

OPERATING EXPENSES
Operating and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	796,334	204,808	(1,202)	999,940
Purchased power	816,140	66,720	(23,987)	858,873
Nuclear refueling outage expenses	59,810	67,373	-	127,183
Other operation and maintenance	1,106,827	483,460	8,166	1,598,453
Decommissioning	57,500	60,994	-	118,494
Taxes other than income taxes	232,299	63,088	596	295,983
Depreciation and amortization	496,720	99,547	2,125	598,392
Other regulatory charges (credits) - net	9,207	-	-	9,207
Total	3,574,837	1,045,990	(14,302)	4,606,525

OPERATING INCOME	640,940	101,266	(1,649)	740,557

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	29,000	-	-	29,000
Interest and investment income	90,801	50,608	(62,562)	78,847
Miscellaneous - net	(12,814)	(8,892)	(5,073)	(26,779)
Total	106,987	41,716	(67,635)	81,068

INTEREST EXPENSE
Interest expense	261,514	6,968	40,436	308,918
Allowance for borrowed funds used during construction	(11,979)	-	-	(11,979)
Total	249,535	6,968	40,436	296,939

INCOME BEFORE INCOME TAXES	498,392	136,014	(109,720)	524,686

Income taxes	170,001	42,368	(22,721)	189,648

CONSOLIDATED NET INCOME	328,391	93,646	(86,999)	335,038

Preferred dividend requirements of subsidiaries	8,665	-	1,250	9,915

NET INCOME ATTRIBUTABLE TO ENTERGY CORPORATION	$319,726	$93,646	$(88,249)	$325,123

EARNINGS PER AVERAGE COMMON SHARE:
BASIC	$1.80	$0.53	$(0.50)	$1.83
DILUTED	$1.79	$0.52	$(0.49)	$1.82

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
BASIC				178,112,709
DILUTED				178,534,201

*Totals may not foot due to rounding.

Entergy Corporation

Consolidating Income Statement
Six Months Ended June 30, 2014 vs. 2013
(Dollars in thousands)
(Unaudited)
	Utility	Entergy Wholesale Commodities	Parent & Other	Consolidated

OPERATING REVENUES
Electric	$471,836	$-	$1,980	$473,816
Natural gas	26,487	-	-	26,487
Competitive businesses	-	342,757	15,351	358,108
Total	498,323	342,757	17,331	858,411

OPERATING EXPENSES
Operating and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	125,862	21,010	1,098	147,970
Purchased power	231,457	(21,647)	23,842	233,652
Nuclear refueling outage expenses	(2,694)	1,552	-	(1,142)
Other operation and maintenance	(53,165)	12,575	(3,273)	(43,863)
Decommissioning	6,844	7,711	-	14,555
Taxes other than income taxes	8,019	2,988	214	11,221
Depreciation and amortization	20,583	41,536	(46)	62,073
Other regulatory charges (credits )- net	(19,852)	-	-	(19,852)
Total	317,054	65,725	21,835	404,614

OPERATING INCOME	181,269	277,032	(4,504)	453,797

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	917	-	-	917
Interest and investment income	(16,463)	(2,527)	(364)	(19,354)
Miscellaneous - net	3,486	(1,774)	(1,312)	400
Total	(12,060)	(4,301)	(1,676)	(18,037)

INTEREST EXPENSE
Interest expense	15,636	1,338	985	17,959
Allowance for borrowed funds used during construction	(3,556)	-	-	(3,556)
Total	12,080	1,338	985	14,403

INCOME BEFORE INCOME TAXES	157,129	271,393	(7,165)	421,357

Income taxes	67,946	96,106	(7,991)	156,061

CONSOLIDATED NET INCOME	89,183	175,287	826	265,296

Preferred dividend requirements of subsidiaries	18	1,094	(1,250)	(138)

NET INCOME ATTRIBUTABLE TO ENTERGY CORPORATION	$89,165	$174,193	$2,076	$265,434

EARNINGS PER AVERAGE COMMON SHARE:
BASIC	$0.48	$0.97	$0.02	$1.47
DILUTED	$0.49	$0.97	$0.01	$1.47

*Totals may not foot due to rounding.

Entergy Corporation

Consolidating Income Statement
Twelve Months Ended June 30, 2014
(Dollars in thousands)
(Unaudited)
	Utility	Entergy Wholesale Commodities	Parent & Other	Consolidated

OPERATING REVENUES
Electric	$9,419,270	$-	$(3,094)	$9,416,176
Natural gas	180,840	-	-	180,840
Competitive businesses	-	2,655,515	(3,173)	2,652,342
Total	9,600,110	2,655,515	(6,267)	12,249,358

OPERATING EXPENSES
Operating and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	2,162,611	432,244	(1,066)	2,593,789
Purchased power	1,727,100	77,813	(16,928)	1,787,985
Nuclear refueling outage expenses	122,267	133,393	-	255,660
Asset impairment and related charges	9,411	329,336	2,790	341,537
Other operation and maintenance	2,210,707	1,060,532	16,704	3,287,943
Decommissioning	123,656	133,003	-	256,659
Taxes other than income taxes	477,988	132,007	1,575	611,570
Depreciation and amortization	1,061,614	257,406	4,098	1,323,118
Other regulatory charges (credits) - net	25,745	-	-	25,745
Total	7,921,099	2,555,734	7,173	10,484,006

Gain on sale of business	-	43,569	-	43,569

OPERATING INCOME	1,679,011	143,350	(13,440)	1,808,921

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	66,970	-	-	66,970
Interest and investment income	170,261	135,199	(125,514)	179,946
Miscellaneous - net	(25,728)	(23,989)	(9,771)	(59,488)
Total	211,503	111,210	(135,285)	187,428

INTEREST EXPENSE
Interest expense	550,309	17,662	79,525	647,496
Allowance for borrowed funds used during construction	(29,057)	-	-	(29,057)
Total	521,252	17,662	79,525	618,439

INCOME BEFORE INCOME TAXES	1,369,262	236,898	(228,250)	1,377,910

Income taxes	433,863	18,634	(70,456)	382,041

CONSOLIDATED NET INCOME	935,399	218,264	(157,794)	995,869

Preferred dividend requirements of subsidiaries	17,348	1,185	-	18,533

NET INCOME ATTRIBUTABLE TO ENTERGY CORPORATION	$918,051	$217,079	$(157,794)	$977,336

EARNINGS PER AVERAGE COMMON SHARE:
BASIC	$5.14	$1.21	$(0.88)	$5.47
DILUTED	$5.12	$1.21	$(0.88)	$5.45

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
BASIC				178,689,614
DILUTED				179,166,667

*Totals may not foot due to rounding.

Entergy Corporation

Consolidating Income Statement
Twelve Months Ended June 30, 2013
(Dollars in thousands)
(Unaudited)
	Utility	Entergy Wholesale Commodities	Parent & Other	Consolidated

OPERATING REVENUES
Electric	$8,281,500	$-	$(3,754)	$8,277,746
Natural gas	148,151	-	-	148,151
Competitive businesses	-	2,345,640	(24,636)	2,321,005
Total	8,429,651	2,345,640	(28,390)	10,746,902

OPERATING EXPENSES
Operating and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	1,668,125	394,468	(1,811)	2,060,782
Purchased power	1,409,997	117,362	(42,950)	1,484,409
Nuclear refueling outage expenses	118,847	132,229	-	251,076
Asset impairment and related charges	-	-	-	-
Other operation and maintenance	2,174,170	960,331	14,828	3,149,330
Decommissioning	113,245	120,163	-	233,407
Taxes other than income taxes	450,482	126,312	1,207	578,001
Depreciation and amortization	1,007,259	176,451	4,297	1,188,006
Other regulatory charges (credits) - net	46,278	-	-	46,278
Total	6,988,403	2,027,316	(24,429)	8,991,289

Gain on sale of business	-	-	-	-

OPERATING INCOME	1,441,248	318,324	(3,961)	1,755,613

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	69,169	-	-	69,169
Interest and investment income	163,802	98,390	(125,845)	136,346
Miscellaneous - net	(23,883)	(15,440)	(9,643)	(48,967)
Total	209,088	82,950	(135,488)	156,548

INTEREST EXPENSE
Interest expense	522,682	13,061	83,411	619,154
Allowance for borrowed funds used during construction	(29,417)	-	-	(29,417)
Total	493,265	13,061	83,411	589,737

INCOME BEFORE INCOME TAXES	1,157,071	388,213	(222,860)	1,322,424

Income taxes	244,096	148,947	(50,177)	342,866

CONSOLIDATED NET INCOME	912,975	239,266	(172,683)	979,558

Preferred dividend requirements of subsidiaries	17,329	-	3,750	21,079

NET INCOME ATTRIBUTABLE TO ENTERGY CORPORATION	$895,646	$239,266	$(176,433)	$958,479

EARNINGS PER AVERAGE COMMON SHARE:
BASIC	$5.04	$1.34	$(0.99)	$5.39
DILUTED	$5.02	$1.34	$(0.99)	$5.37

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
BASIC				177,869,526
DILUTED				178,382,381

*Totals may not foot due to rounding.

Entergy Corporation

Consolidating Income Statement
Twelve Months Ended June 30, 2014 vs. 2013
(Dollars in thousands)
(Unaudited)
	Utility	Entergy Wholesale Commodities	Parent & Other	Consolidated

OPERATING REVENUES
Electric	$1,137,770	$-	$660	$1,138,430
Natural gas	32,689	-	-	32,689
Competitive businesses	-	309,875	21,463	331,337
Total	1,170,459	309,875	22,123	1,502,456

OPERATING EXPENSES
Operating and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	494,486	37,776	745	533,007
Purchased power	317,103	(39,549)	26,022	303,576
Nuclear refueling outage expenses	3,420	1,164	-	4,584
Asset impairment and related charges	9,411	329,336	2,790	341,537
Other operation and maintenance	36,537	100,201	1,876	138,613
Decommissioning	10,411	12,840	-	23,252
Taxes other than income taxes	27,506	5,695	368	33,569
Depreciation and amortization	54,355	80,955	(199)	135,112
Other regulatory charges (credits )- net	(20,533)	-	-	(20,533)
Total	932,696	528,418	31,602	1,492,717

Gain on sale of business	-	43,569	-	43,569

OPERATING INCOME	237,763	(174,974)	(9,479)	53,308

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	(2,199)	-	-	(2,199)
Interest and investment income	6,459	36,809	331	43,600
Miscellaneous - net	(1,845)	(8,549)	(128)	(10,521)
Total	2,415	28,260	203	30,880

INTEREST EXPENSE
Interest expense	27,627	4,601	(3,886)	28,342
Allowance for borrowed funds used during construction	360	-	-	360
Total	27,987	4,601	(3,886)	28,702

INCOME BEFORE INCOME TAXES	212,191	(151,315)	(5,390)	55,486

Income taxes	189,767	(130,313)	(20,279)	39,175

CONSOLIDATED NET INCOME	22,424	(21,002)	14,889	16,311

Preferred dividend requirements of subsidiaries	19	1,185	(3,750)	(2,546)

NET INCOME ATTRIBUTABLE TO ENTERGY CORPORATION	$22,405	$(22,187)	$18,639	$18,857

EARNINGS PER AVERAGE COMMON SHARE:
BASIC	$0.10	$(0.13)	$0.11	$0.08
DILUTED	$0.10	$(0.13)	$0.11	$0.08

*Totals may not foot due to rounding.

Entergy Corporation

Consolidated Cash Flow Statement
Three Months Ended June 30, 2014 vs. 2013
(Dollars in thousands)
(Unaudited)

	2014	2013	Variance

OPERATING ACTIVITIES
Consolidated net income	$194,281	$168,055	$26,226
Adjustments to reconcile consolidated net income to net cash flow provided by operating activities:
Depreciation, amortization, and decommissioning, including nuclear fuel amortization	525,528	476,017	49,511
Deferred income taxes, investment tax credits, and non-current taxes accrued	123,469	63,518	59,951
Changes in working capital:
Receivables	(96,227)	(188,434)	92,207
Fuel inventory	16,185	11,337	4,848
Accounts payable	13,827	192,854	(179,027)
Prepaid taxes and taxes accrued	40,512	(22,528)	63,040
Interest accrued	26,310	27,398	(1,088)
Deferred fuel costs	(76,537)	(99,272)	22,735
Other working capital accounts	(545)	18,383	(18,928)
Changes in provisions for estimated losses	995	(4,371)	5,366
Changes in other regulatory assets	7,443	49,025	(41,582)
Changes in other regulatory liabilities	70,226	(48,685)	118,911
Changes in pensions and other postretirement liabilities	(82,748)	(7,741)	(75,007)
Other	(1,313)	(63,640)	62,327
Net cash flow provided by operating activities	761,406	571,916	189,490

INVESTING ACTIVITIES
Construction/capital expenditures	(476,268)	(613,002)	136,734
Allowance for equity funds used during construction	15,694	17,305	(1,611)
Nuclear fuel purchases	(93,624)	(64,341)	(29,283)
Changes in securitization account	9,206	7,517	1,689
Payments to storm reserve escrow account	(1,727)	(1,636)	(91)
Receipts from storm reserve escrow account	-	7,748	(7,748)
Decrease (increase) in other investments	(158,865)	15,403	(174,268)
Litigation proceeds for reimbursement of spent nuclear fuel storage costs	-	10,763	(10,763)
Proceeds from nuclear decommissioning trust fund sales	445,015	381,696	63,319
Investment in nuclear decommissioning trust funds	(474,492)	(404,867)	(69,625)
Net cash flow used in investing activities	(735,061)	(643,414)	(91,647)

FINANCING ACTIVITIES
Proceeds from the issuance of:
Long-term debt	478,917	1,409,149	(930,232)
Treasury stock	45,820	8,532	37,288
Retirement of long-term debt	(488,939)	(1,160,251)	671,312
Repurchase of common stock	(18,259)	-	(18,259)
Changes in credit borrowings and commercial paper - net	(165,497)	16,237	(181,734)
Other	17,030	-	17,030
Dividends paid:
Common stock	(148,953)	(149,152)	199
Preferred stock	(4,879)	(4,555)	(324)
Net cash flow provided by (used in) financing activities	(284,760)	119,960	(404,720)

Effect of exchange rates on cash and cash equivalents	-	(21)	21

Net increase (decrease) in cash and cash equivalents	(258,415)	48,441	(306,856)

Cash and cash equivalents at beginning of period	908,483	262,931	645,552

Cash and cash equivalents at end of period	$650,068	$311,372	$338,696

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid (received) during the period for:
Interest - net of amount capitalized	$131,635	$123,060	$8,575
Income taxes	$15,309	$76,324	$(61,015)

Entergy Corporation

Consolidated Cash Flow Statement
Six Months Ended June 30, 2014 vs. 2013
(Dollars in thousands)
(Unaudited)

	2014	2013	Variance

OPERATING ACTIVITIES
Consolidated net income	$600,334	$335,038	$265,296
Adjustments to reconcile consolidated net income to net cash flow provided by operating activities:
Depreciation, amortization, and decommissioning, including nuclear fuel amortization	1,041,970	948,950	93,020
Deferred income taxes, investment tax credits, and non-current taxes accrued	357,571	162,189	195,382
Changes in working capital:
Receivables	(47,120)	(218,279)	171,159
Fuel inventory	32,125	6,190	25,935
Accounts payable	46,697	151,993	(105,296)
Prepaid taxes and taxes accrued	(39,317)	(58,176)	18,859
Interest accrued	1,508	(3,172)	4,680
Deferred fuel costs	(237,726)	(101,421)	(136,305)
Other working capital accounts	(115,605)	(133,575)	17,970
Changes in provisions for estimated losses	4,314	(250,343)	254,657
Changes in other regulatory assets	26,070	216,659	(190,589)
Changes in other regulatory liabilities	89,860	98,807	(8,947)
Changes in pensions and other postretirement liabilities	(128,922)	24,955	(153,877)
Other	(103,196)	(63,910)	(39,286)
Net cash flow provided by operating activities	1,528,563	1,115,905	412,658

INVESTING ACTIVITIES
Construction/capital expenditures	(959,618)	(1,244,859)	285,241
Allowance for equity funds used during construction	31,577	30,977	600
Nuclear fuel purchases	(236,296)	(209,509)	(26,787)
Proceeds from sale of assets	10,100	-	10,100
Insurance proceeds received for property damages	28,226	-	28,226
Changes in securitization account	6,987	9,118	(2,131)
NYPA value sharing payment	(72,000)	(71,736)	(264)
Payments to storm reserve escrow account	(3,624)	(3,855)	231
Receipts from storm reserve escrow account	-	260,230	(260,230)
Decrease (increase) in other investments	(140,772)	(28,895)	(111,877)
Litigation proceeds for reimbursement of spent nuclear fuel storage costs	-	10,763	(10,763)
Proceeds from nuclear decommissioning trust fund sales	981,530	779,706	201,824
Investment in nuclear decommissioning trust funds	(1,036,770)	(837,114)	(199,656)
Net cash flow used in investing activities	(1,390,660)	(1,305,174)	(85,486)

FINANCING ACTIVITIES
Proceeds from the issuance of:
Long-term debt	1,232,161	1,973,866	(741,705)
Treasury stock	81,358	16,634	64,724
Retirement of long-term debt	(1,224,733)	(2,010,111)	785,378
Repurchase of common stock	(18,259)	-	(18,259)
Changes in credit borrowings and commercial paper - net	(7,538)	294,123	(301,661)
Other	17,030	-	17,030
Dividends paid:
Common stock	(297,228)	(297,054)	(174)
Preferred stock	(9,752)	(10,137)	385
Net cash flow used in financing activities	(226,961)	(32,679)	(194,282)

Effect of exchange rates on cash and cash equivalents	-	751	(751)

Net increase (decrease) in cash and cash equivalents	(89,058)	(221,197)	132,139

Cash and cash equivalents at beginning of period	739,126	532,569	206,557

Cash and cash equivalents at end of period	$650,068	$311,372	$338,696

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid (received) during the period for:
Interest - net of amount capitalized	$312,747	$302,179	$10,568
Income taxes	$19,505	$88,665	$(69,160)

Entergy Corporation

Consolidated Cash Flow Statement
Twelve Months Ended June 30, 2014 vs. 2013
(Dollars in thousands)
(Unaudited)

	2014	2013	Variance

OPERATING ACTIVITIES
Consolidated net income	$995,869	$979,558	$16,311
Adjustments to reconcile consolidated net income to net cash flow provided by operating activities:
Depreciation, amortization, and decommissioning, including nuclear fuel amortization	2,105,096	1,887,937	217,159
Deferred income taxes, investment tax credits, and non-current taxes accrued	507,171	258,367	248,804
Asset impairment and related charges	341,537	-	341,537
Gain on sale of business	(43,569)	-	(43,569)
Changes in working capital:
Receivables	(9,489)	(180,296)	170,807
Fuel inventory	30,808	13,808	17,000
Accounts payable	(10,860)	136,875	(147,735)
Prepaid taxes and taxes accrued	(123,767)	9,754	(133,521)
Interest accrued	1,013	4,958	(3,945)
Deferred fuel costs	(141,129)	(207,317)	66,188
Other working capital accounts	(48,360)	(177,123)	128,763
Changes in provisions for estimated losses	6,452	(255,884)	262,336
Changes in other regulatory assets	915,033	(295,414)	1,210,447
Changes in other regulatory liabilities	388,394	83,685	304,709
Changes in pensions and other postretirement liabilities	(1,587,540)	703,595	(2,291,135)
Other	275,218	(94,232)	369,450
Net cash flow provided by operating activities	3,601,877	2,868,271	733,606

INVESTING ACTIVITIES
Construction/capital expenditures	(2,002,352)	(2,667,232)	664,880
Allowance for equity funds used during construction	70,289	72,691	(2,402)
Nuclear fuel purchases	(544,612)	(526,665)	(17,947)
Payment for purchase of plant	(17,300)	(455,711)	438,411
Proceeds from sale of assets and businesses	158,022	-	158,022
Insurance proceeds received for property damages	28,226	-	28,226
Changes in securitization account	(1,976)	507	(2,483)
NYPA value sharing payment	(72,000)	(71,736)	(264)
Payments to storm reserve escrow account	(7,485)	(9,825)	2,340
Receipts from storm reserve escrow account	49	270,230	(270,181)
Decrease (increase) in other investments	(194,832)	(50,796)	(144,036)
Litigation proceeds for reimbursement of spent nuclear fuel storage costs	10,271	119,868	(109,597)
Proceeds from nuclear decommissioning trust fund sales	2,233,376	1,908,928	324,448
Investment in nuclear decommissioning trust funds	(2,346,755)	(2,035,024)	(311,731)
Net cash flow used in investing activities	(2,687,079)	(3,444,765)	757,686

FINANCING ACTIVITIES
Proceeds from the issuance of:
Long-term debt	3,004,311	4,127,065	(1,122,754)
Preferred stock of subsidiary	24,249	-	24,249
Treasury stock	89,251	44,892	44,359
Retirement of long-term debt	(3,029,288)	(3,940,418)	911,130
Repurchase of common stock	(18,259)	-	(18,259)
Changes in credit borrowings and commercial paper - net	(50,772)	986,413	(1,037,185)
Other	17,030	-	17,030
Dividends paid:
Common stock	(593,211)	(592,522)	(689)
Preferred stock	(18,417)	(21,301)	2,884
Net cash flow provided by (used in) financing activities	(575,106)	604,129	(1,179,235)

Effect of exchange rates on cash and cash equivalents	(996)	344	(1,340)

Net increase (decrease) in cash and cash equivalents	338,696	27,979	310,717

Cash and cash equivalents at beginning of period	311,372	283,393	27,979

Cash and cash equivalents at end of period	$650,068	$311,372	$338,696

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid (received) during the period for:
Interest - net of amount capitalized	$621,682	$594,767	$26,915
Income taxes	$58,575	$95,429	$(36,854)